Exhibit 99.2

________________________________________

ASSET PURCHASE AGREEMENT

dated as of November 14, 2003
by and among

METCARE RX PHARMACEUTICAL SERVICES GROUP, LLC,
METROPOLITAN HEALTH NETWORKS, INC.,
METCARE PHARMACY GROUP, INC.,
METCARE RX (FL), INC.,
BEN-TAL PHARMACY SERVICES, INC.,
METCARE RX, INC. (MD)
and
METCARE RX BUFFALO, INC.

________________________________________

{206606.0062/N0447024_1}

TABLE OF CONTENTS

Section 1.01.  Definitions

Section 1.02.  Rules of Construction

ARTICLE II.

PURCHASE AND SALE OF ASSETS

Section 2.01.  Purchase And Sale Of Assets

Section 2.02.  Excluded Assets

Section 2.03.  Assumed Contracts, Leases and Liabilities

Section 2.04.  Insurance

Section 2.05.  Transfer of Assets

Section 2.06.  Closing Date

ARTICLE III.

PURCHASE PRICE

Section 3.01.  Purchase Price

Section 3.02.  Allocation of Purchase Price

Section 3.03.  Clearance Certificates

Section 3.04.  Transfer Taxes

Section 3.05.  Power of Attorney

Section 3.06.  Non-Assignable Assets; Management Agreement

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND MHN

Section 4.01.  Organization, Qualification and Authority

Section 4.02.  Consents and Approvals; No Violations

Section 4.03.  Capitalization

Section 4.04.  Subsidiaries

Section 4.05.  Articles of Incorporation and By-laws

Section 4.06.  Financial Statements

Section 4.07.  Operations Since December 31, 2002

Section 4.08.  Absence of Certain Liabilities

Section 4.09.  Compliance with Laws

Section 4.10.  Pharmaceutical Regulation

Section 4.11.  Employment Discrimination

Section 4.12.  Licenses and Permits

Section 4.13.  Medicare, Medicaid and Other Third-Party Payers

Section 4.14.  Title to Assets

Section 4.15.  Leases and Contracts

Section 4.16.  Environmental Matters

Section 4.17.  Miscellaneous Representations Relating to Real Estate

Section 4.18.  Litigation

Section 4.19.  Seller's Employees

Section 4.20.  Labor Relations

Section 4.21.  Insurance

Section 4.22.  Broker's or Finder's Fee

Section 4.23.  Conflicts of Interest

Section 4.24.  Intellectual Property

Section 4.25.  Inventories

Section 4.26.  Accounts Payable

Section 4.27.  Receivable

Section 4.28.  Motor Vehicles

Section 4.29.  Employee Benefit Plans

Section 4.30.  Compliance with Healthcare Laws and Other Laws

Section 4.31.  Intentionally Deleted

Section 4.32.  Tax Returns; Taxes

Section 4.33.  Bulk Sales

Section 4.34.  Solvency

Section 4.35.  No Omissions or Misstatements

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 5.01.  Organization, Qualification and Authority

Section 5.02.  Consents and Approvals; No Violations

Section 5.03.  Broker's or Finder's Fee

ARTICLE VI.

CERTAIN COVENANTS

Section 6.01.  Access to Information

Section 6.02.  Conduct of Business in Normal Course

Section 6.03.  No Solicitation

Section 6.04.  Notification of Certain Matters

Section 6.05.  Supplements to Schedules

Section 6.06.  Confidentiality

Section 6.07.  Consents

Section 6.08.  Fairness Opinion

Section 6.09.  Financing of MetCare Buffalo

ARTICLE VII.

CONDITIONS TO EACH PARTY’S OBLIGATIONS

Section 7.01.  Governmental Authorizations; Consents

Section 7.02.  Absence of Litigation

Section 7.03.  No Injunction

Section 7.04.  Fairness Opinion

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS

Section 8.01.  Accuracy of Representations and Warranties

Section 8.02.  Performance by the Sellers and MHN

Section 8.03.  Casualty Losses; Material Change

Section 8.04.  Assets

Section 8.05.  Compliance with Laws

Section 8.06.  Leases

Section 8.07.  Consents and Approvals

Section 8.08.  Opinion of Counsel

Section 8.09.  FIRPTA Certificate

Section 8.10.  Obligations and Indebtedness

Section 8.11.  Regulatory Approvals

Section 8.12.  Additional Deliveries

Section 8.13.  Notification Requirements

ARTICLE IX.

CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS

Section 9.01.  Accuracy of Representations and Warranties

Section 9.02.  Performance by Buyer

Section 9.03.  Additional Deliveries

ARTICLE X.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES  AND INDEMNIFICATION OBLIGATIONS

ARTICLE XI.

INDEMNIFICATION

Section 11.01.  General Indemnity

Section 11.02.  Indemnification Procedure

Section 11.03.  Limitation on Indemnification Liabilities

ARTICLE XII.

TERMINATION

Section 12.01.  Right to Terminate

Section 12.02.  Obligations to Cease

ARTICLE XIII.

OBLIGATIONS AND RIGHTS AFTER THE CLOSING

Section 13.01.  Tax Returns; Tax Periods Ending on or Before the Closing Date

Section 13.02.  Employees and Employee Benefits

Section 13.03.  Tax Audits

Section 13.04.  Further Assurances and Cooperation

Section 13.05.  Change of Name

Section 13.06.  Right of First Refusal

Section 13.07.  Covenant Not to Compete

ARTICLE XIV.

MISCELLANEOUS

Section 14.01.  Publicity

Section 14.02.  Costs

Section 14.03.  Headings

Section 14.04.  Notices

Section 14.05.  Assignment and Successors

Section 14.06.  Binding Effect

Section 14.07.  Governing Law; Forum; Process

Section 14.08.  Entire Agreement

Section 14.09.  Counterparts

Section 14.10.  Severability

Section 14.11.  No Prejudice

Section 14.12.  Parties in Interest

Section 14.13.  Amendment and Modification

Section 14.14.  Knowledge

Section 14.15.  Transition Services

{206606.0062/N0447024_1}

Exhibits

Exhibit A-1

--

Form of Sublease Agreement re: Hub I

Exhibit A-2     --

Form of Sublease Agreement re: Hub II

Exhibit B

--

Form of Sublease Agreement re: Ormond Beach

Exhibit C-1

--

Form of Promissory Note - Amerisource

Exhibit C-2     --

Use and Occupancy Agreement - Maryland

Exhibit D-1

--

Form of Humana Management Services Agreement

Exhibit D-2     --         Form of Humana Infusion Services Agreement

Exhibit E

--

Assignment and Assumption Agreement

Exhibit F

--

Form of Opinion of Sellers’and MHN’s counsel

Exhibit G

--

Form of FIRPTA Certificate

Exhibit H        --

Form of Non-Disturbance, Recognition and Attornment Agrement

Schedules

Schedule 2.01(a)

--

Real Estate

Schedule 2.01(b)

--

Equipment and Furnishings

Schedule 2.01(c)

--

Inventory

Schedule 2.01(d)

--

Receivables

Schedule 2.01(e)

--

Cash and Cash Equivalents

Schedule 2.01(m)        --         Assumed Contracts

Schedule 2.02

--

Excluded Assets

Schedule 2.03

--

Assumed Liabilities

Schedule 2.05

--

Transfer of Assets

Schedule 3.01

--

Purchase Price

Schedule 4.01

--

Seller Organization, Qualification and Authority

Schedule 4.02

--

Seller Consents and Approvals; No Violations

Schedule 4.03

--

Capitalization

Schedule 4.04

--

Subsidiaries

Schedule 4.06

--

Financial Statements

Schedule 4.07

--

Operations Since December 31, 2002

Schedule 4.09

--

Compliance with Laws

Schedule 4.10

--

Pharmaceutical Regulation

Schedule 4.12

--

Licenses and Permits

Schedule 4.13

--

Medicare, Medicaid and Other Third-Party Payers

Schedule 4.14

--

Title to Assets

Schedule 4.15

--

Leases and Contracts
Schedule 4.17

--

Real Estate

Schedule 4.18

--

Litigation

Schedule 4.19

--

Seller's Employees

Schedule 4.21

--

Insurance

Schedule 4.24

--

Intellectual Property

Schedule 4.27

--

Receivable

Schedule 4.28

--

Motor Vehicles

Schedule 4.29

--

Employee Benefit Plans

Schedule 4.32

--

Tax Returns; Taxes

Schedule 5.01

--

Buyer Organization, Qualification and Authority

Schedule 5.02

--

Buyer Consents and Approvals; No Violations

{206606.0062/N0447024_1}

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of November, 2003, by and among METCARE RX PHARMACEUTICAL SERVICES GROUP, LLC, a Delaware limited liability company (the “Buyer”), METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (“MHN”), METCARE PHARMACY GROUP, INC., a Florida corporation (“MetCare”), METCARE RX (FL), INC., a Florida corporation (“MetCare FL”), BEN-TAL PHARMACY SERVICES, INC., a Florida corporation (“Ben-Tal”), METCARE RX, INC. (MD), a Maryland corporation (“MetCare MD”), and METCARE RX BUFFALO, INC., a Florida corporation (“MetCare Buffalo”, and together with MetCare, MetCare FL, Ben-Tal and MetCare MD, the “Sellers”).

RECITALS

WHEREAS, the Sellers own and operate pharmacies in New York, Florida and Maryland (the “Business”); and

WHEREAS, the Sellers desire to sell, transfer and assign to the Buyer, and the Buyer desires to purchase and assume from the Sellers, the assets and specified liabilities of the Business on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, MHN is the parent company of the Sellers and has agreed to guarantee the Sellers’ obligations to the Buyer herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1.

Definitions.  As used throughout this Agreement, the following terms have the following meanings:

“Advance” means (a) the $102,068 advanced by the Buyer to MetCare Buffalo prior to the date hereof, pursuant to the terms and conditions of that certain Promissory Note, dated as of June 11, 2003, by MetCare Buffalo in favor of the Buyer in the aggregate principal amount of $102,068, the Collateral Assignment of Leases, dated as of June 11, 2003, by MetCare Buffalo in favor of the Buyer, and the Guaranty, dated as of June 11, 2003, by MHN and MetCare for the benefit of the Buyer, and all accrued interest thereon and other amounts owed under such Note, Collateral Assignment and Guaranty, and (b) one-half of the additional $82,489.06 advanced by the Buyer to MetCare Buffalo prior to the date hereof.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agents” has the meaning ascribed thereto in Section 4.16.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

“Allocation” has the meaning ascribed thereto in Section 3.02.

“Ancillary Documents” means, collectively, any and all written agreements, exhibits, schedules, certificates, instruments and other documents contemplated hereby or executed and delivered in connection herewith.

“Assets” means all of the Sellers’ properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, including all intangible property, tangible property and real property leases, subleases and rights thereunder, agreements, contracts, indentures, instruments or similar agreements and rights of the Sellers (except the Excluded Assets and the Excluded Liabilities, and except any Assets disposed of by the Sellers prior to the Closing pursuant to and not in violation of this Agreement), whether owned or leased or otherwise possessed, used or held for use by the Sellers with respect to the Business, whether or not described in the schedules to this Agreement and whether or not reflected on the Financial Statements, now in existence or hereafter acquired by the Sellers prior to the Closing.

“Assumed Liabilities” has the meaning ascribed thereto in Section 2.03(a).

“Ben-Tal” has the meaning ascribed thereto in the preamble to this Agreement.

“Business” has the meaning ascribed thereto in the recitals to this Agreement.

“Buyer” has the meaning ascribed thereto in the preamble to this Agreement.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock or any form of membership interests, as applicable, including, without limitation, partnership interests, whether outstanding on the Closing or issued after the Closing and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Cash Amount” means the difference between (a) $3,104,000 and (b) the sum of (i) the IRS Amount, (ii) the McKesson Amount, and (iii) any principal amount, accrued interest and other amounts outstanding under the Advance.

“Cash and Cash Equivalents” has the meaning ascribed thereto in Section 2.01.

“Cash Purchase Price” has the meaning ascribed thereto in Section 3.01.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980.

“Closing” has the meaning ascribed thereto in Section 2.06.

“Closing Balance Sheet” has the meaning ascribed thereto in Section 3.02.

“Closing Date” has the meaning ascribed thereto in Section 2.06.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986 (or any successor statute thereto), as amended from time to time.

“Confidential Information” means all non-public information and records, including the existence and terms of this Agreement, whether written or oral, concerning the business of any other party hereto; provided, however, that the term Confidential Information shall not include information or data which (i) at the time of disclosure is generally available to and known by the public other than as a result of disclosure in violation of clause (a) or (b) of Section 6.06, (ii) was or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy in respect thereof, or (iii) may be disclosed by the Buyer pursuant to Section 14.01.

“Consents” means governmental and third party consents, permits, approvals, orders, authorizations, qualifications and waivers necessary for the consummation of the purchase and sale of the Assets contemplated hereby.

“DEA” means the Drug Enforcement Administration.

“Disclosing Party” has the meaning ascribed thereto in Section 6.06.

“Environmental Laws” means any applicable federal, state, local or foreign laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable Laws or Licenses and Permits relating to (a) solid waste and/or Hazardous Materials generation, handling, transportation, use, treatment, storage or disposal, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the manufacture, generation, processing, handling, distribution, use, treatment, storage, transportation or release, emission or discharge into the environment of Hazardous Materials, (e) regulation of underground and above ground storage tanks, (f) the obtaining, sale, use, storage, disposal or testing of any human blood or blood product and (g) the disposal of medical waste.

“Equipment and Furnishings” has the meaning ascribed thereto in Section 2.01.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

“Excluded Assets” has the meaning ascribed thereto in Section 2.02.

“Excluded Liabilities” has the meaning ascribed thereto in Section 2.03.

“FDA” means the Food and Drug Administration.

“Financial Statements” has the meaning ascribed thereto in Section 4.06.

“FIRPTA Certificate” has the meaning ascribed thereto in Section 8.09.

“Fiscal Year Financial Statements” has the meaning ascribed thereto in Section 4.06.

“GAAP” means U.S. generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign.

“Hazardous Materials” means and includes any pollutants, hazardous or toxic materials, substances or wastes, including: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes (including contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles or other sharp instruments); and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or otherwise regulated, under any Environmental Law; hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other material or substance hazardous to human health or safety, as defined or regulated under any Environmental Law.

“Hub Prime Lease I” means that certain lease dated October 5, 2000, between MHN’s predecessor in-interest, as tenant, and Aurora Investments I, Inc., as landlord.

“Hub Prime Lease II” means that certain lease dated October 29, 2001, between MHN’s predecessor in-interest, as tenant and Aurora Investments I, Inc., as landlord.

“Hub Sublease Agreement I” means a Sublease Agreement between the Buyer and MHN pursuant to which Buyer shall sublease from MHN Suite 302, 1750 N. Florida Mango Rd, West Palm Beach, FL, leased by MHN pursuant to the HUB Prime Lease I, substantially in the form attached as Exhibit A-1.

“Hub Sublease Agreement II” means a Sublease Agreement between the Buyer and MHN pursuant to which Buyer shall sublease from MHN Suite 303, 1750 N. Florida Mango Rd, West Palm Beach, FL, leased by MHN pursuant to the HUB Prime Lease II, substantially in the form attached as Exhibit A-2.

“Humana Agreement” means the Pharmacy Provider Agreement, dated as of January 1, 2000, among MetCare of Florida, Inc., Humana Medical Plan Inc., and certain of its affiliates, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

“Humana Infusion Agreement” means the Ancillary Provider Participation Agreement, dated as of October 15, 2002, among MetCare RX, Humana Medical Plan, Inc., and certain of its affiliates, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

“Humana Management Agreement” has the meaning ascribed thereto in Section 3.06.

“Humana Infusion Management Agreement” means a management services agreement relating to the Humana Infusion Agreement. .

“Indemnitee” has the meaning ascribed thereto in Section 11.01.

“Indemnitor” has the meaning ascribed thereto in Section 11.01.

“Insurance” has the meaning ascribed thereto in Section 2.04.

“Intellectual Property” has the meaning ascribed thereto in Section 4.24.

“Interim Financial Statements” has the meaning ascribed thereto in Section 4.06.

“Inventory” has the meaning ascribed thereto in Section 2.01.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“IRS Amount” means the amount necessary to pay the Sellers’ indebtedness to the IRS and terminate the IRS’ lien on, and security interest lien in, the assets and properties of the Sellers (approximately $683,100 as of the date of this Agreement).

“Law” means any statute, ordinance, code, rule, regulation or court order enacted, adopted or promulgated by any Governmental Authority (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, FDA, DEA, state controlled substance agencies and boards of pharmacy, environmental protection, civil rights, public health and safety and occupational health).

“Leases and Contracts” has the meaning ascribed thereto in Section 4.15.

“Licenses and Permits” has the meaning ascribed thereto in Section 4.12.

“Lien” means any security agreement, financing statement (whether or not filed), mortgage, lien, charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any property or asset of such Person, whether direct, indirect, accrued or contingent.

“Losses” means any and all losses, claims, damages, liabilities (or actions, suits or proceedings, including any inquiry or investigation with respect thereto), costs (including the reasonable costs of preparation and reasonable attorneys’ fees) and expenses (including reasonable expenses of investigation).

“Maryland Use and Occupancy Agreement” means a use and occupancy agreement among the Buyer and the Sellers relating to 2605 Cabover Drive, Hanover, Maryland, substantially in the form of Exhibit C-2 hereto.

“Material Adverse Effect” means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (a) the business, property, operations, financial condition, or results of operations of the Sellers or the Business; (b) the Assets; (c) the ability of the Sellers to consummate the transactions contemplated hereunder in the manner contemplated hereby; or (d) the ability of the Buyer to perform and conduct the operations of the Business after the consummation of the transactions contemplated by this Agreement substantially in the manner conducted prior to the consummation of such transactions.

“McKesson” means the McKesson Corporation.

“McKesson Amount” means the amount necessary to pay the Sellers’ indebtedness to McKesson and terminate McKesson’s lien on, and security interest in, the assets and properties of the Sellers (approximately $809,247 as of the date of this Agreement).

“MetCare” has the meaning ascribed thereto in the preamble to this Agreement.

“MetCare Buffalo” has the meaning ascribed thereto in the preamble to this Agreement.

“MetCare FL” has the meaning ascribed thereto in the preamble to this Agreement.

“MetCare MD” has the meaning ascribed thereto in the preamble to this Agreement.

“MHN” has the meaning ascribed thereto in the preamble to this Agreement.

“Non-Assignable Assets” has the meaning ascribed thereto in Section 3.06.

“Notice” has the meaning ascribed thereto in Section 11.02.

“Operating Agreement” means the operating agreement of the Buyer, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto.

“Ormond Beach Prime Lease” means that certain lease dated July 10, 2001 between Paul F. Holub, Jr., and Paul F. Holub, Sr., as landlord and MHN, as tenant, relating to certain premises located at 1200 West Grenada Blvd., Ormond Beach, FL.

“Ormond Beach Sublease Agreement” means a Sublease Agreement between the Buyer and MHN pursuant to which Buyer shall sublease a portion of the premised leased by MHN pursuant to the Ormond Beach Prime Lease located at 1200 West Granada Blvd, Ormond Beach, FL, substantially in the form attached as Exhibit B.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” has the meaning ascribed thereto in Section 2.05.

“Person” means any corporation, partnership, firm, joint venture, individual, association, trust, unincorporated organization or other entity.

“Plans” means all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans and all multi-employer plans (as defined in Sections 3(3), (1) and (2), respectively, of ERISA), (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing “golden parachute” provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby.

“Programs” has the meaning ascribed thereto in Section 4.13.

“Program Agreements” has the meaning ascribed thereto in Section 4.13.

“Purchase Price” has the meaning ascribed thereto in Section 3.01.

“Real Estate” has the meaning ascribed thereto in Section 2.01.

“Receivables” has the meaning ascribed thereto in Section 2.01.

“Representatives” has the meaning ascribed thereto in Section 6.06.

“Sellers” has the meaning ascribed thereto in the preamble to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subject Party” has the meaning ascribed thereto in Section 6.06.

“Tax” and “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any Governmental Authority.

“Tax Action” has the meaning ascribed thereto in Section 13.03.

“Tax Return” means any report, return, form, declaration or other document or information required to be supplied to any Governmental Authority in connection with Taxes.

“Threshold Amount” has the meaning ascribed thereto in Section 11.03.

Section 1.2.

Rules of Construction.  Unless the context otherwise requires:

(a)

a term has the meaning assigned to it;

(b)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)

“or” is not exclusive;

(d)

words in the singular include the plural, and words in the plural include the singular;

(e)

provisions apply to successive events and transactions;

(f)

the words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”;

(g)

“herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

(h)

references to sections or articles mean references to such section or article in this Agreement, unless stated otherwise; and

(i)

the use of any gender shall be applicable to all genders.

ARTICLE II.
PURCHASE AND SALE OF ASSETS

Section 2.1.

Purchase And Sale Of Assets.  On the terms and subject to the conditions hereof, at the Closing, the Sellers will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase and accept from the Sellers, all right, title and interest of the Sellers in and to the Assets, free and clear of all Liens (other than Permitted Liens and other than as expressly agreed to by the Buyer in accordance with Section 3.01(b)), which Assets include, without limitation, the following:

(a)

all right, title and interest of the Sellers in and to all of the land and real estate leased or subleased by any Seller and used or useful in connection with the Business as listed in Schedule 2.01(a) and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof (collectively, the “Real Estate”);

(b)

all tangible personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor used or useful in connection with the Business including, without limitation, the items listed on Schedule 2.01(b) (collectively, the “Equipment and Furnishings”);

(c)

all inventory of goods and supplies including, but not limited to, pharmaceuticals, used, useful or maintained in connection with the Business, including, without limitation, the inventory described in Schedule 2.01(c) (collectively, the “Inventory”);

(d)

all accounts, notes receivable, rebates and credits of the Business, including accounts receivable, rebates and credits arising from services rendered prior to the Closing, those specified on Schedule 2.01(d) and that certain note payable from Century Village Pharmacy (collectively, the “Receivables”);

(e)

all cash (net of outstanding checks written by the Sellers prior to the Closing; provided, however that the Sellers shall fund theaccounts on which such checks are drawn with cash equal to or greater than all such outstanding checks), certificates of deposit and other investments of any Seller (collectively, the “Cash and Cash Equivalents”);

(f)

to the full extent transferable (including according to HIPAA regulations), all customer, medical, personnel and other records related to the Business (including both hard and microfiche copies), and all manuals, books and records used in operating the Business, including, without limitation, personnel policies and files and manuals, accounting records, and computer software;

(g)

to the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditation, approvals and franchises necessary to operate and conduct the Business, together with assignments thereof, if required, and all waivers which the Sellers currently have, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditation, approvals and franchises (including, without limitation, the Sellers’ NCPDP provider number);

(h)

all goodwill and, to the extent assignable by the Sellers, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

(i)

all prepaid expenses and security deposits of the Business;

(j)

all rights and incidents of interest of the Sellers in and to all personal property leases, licenses, agreements, proposals, understandings or other contracts or contractual rights or obligations of the Sellers, including any security deposits provided by the Sellers with respect thereto, which relate to the Business and that are Assumed Liabilities;

(k)

all intangible and intellectual property owned, leased, licensed or possessed by any Seller and utilized in connection with the Business, including without limitation, the names “MetCare Rx Pharmacy” and any other names under which the Business operates or which the Business uses and/or derivatives thereof, and all trade secrets (including customer and supplier lists), personnel and marketing databases, know-how, manuals, processes, techniques and any and all applications for any of the foregoing, together with any and all rights to use any or all of the foregoing;

(l)

all Sellers’ right, title and interest in any partnerships, joint ventures or similar arrangements; and

(m)

all right, title and interest of Sellers in, to and under all contracts to which they are a party which are listed on Schedule 2.01(m).

Section 2.2.

Excluded Assets.  The Sellers are not selling, and the Buyer is not purchasing or assuming, obligations with respect to the following (collectively, the “Excluded Assets”):

(a)

the Sellers’ corporate and fiscal records and other records that the Sellers are required by law to retain in their possession;

(b)

those contracts that are listed on Schedule 2.02(b);

(c)

all right, title and interest to and under any benefit plans of Sellers;

(d)

all of Sellers’ right, title and interest to any tax credits and other tax benefits, tax refunds, prepaid taxes, insurance premium refunds and insurance and, except for the Receivables, other claims or rights to recoveries and similar benefits of and Relating to the Business for actions or events occurring prior to the Closing;

(e)

all of Sellers’ right, title and interest in and to this Agreement;

(f)

those items described on Schedule 2.02; and

(g)

all bank accounts of the Sellers

The parties acknowledge and agree that the Sellers are not conveying to the Buyer any of the Excluded Assets and that, following the Closing, the Buyer will not have any right, title, interest or obligation with respect to the Excluded Assets.

Section 2.3.

Assumed Contracts, Leases and Liabilities.

(a)

At the Closing, the Buyer will assume and agree to pay or perform, as the case may be, (i) those obligations set forth on Schedule 2.03, (ii) those obligations arising after the Closing under those Leases and Contracts set forth on Schedule 2.01(m) (collectively, the “Assumed Liabilities”).  Except as specifically set forth on Schedule 2.03, in no event shall the Buyer assume or be liable for any liability or obligation of any Seller relating to or arising from such Seller’s breach of, default under or failure to comply with, at any time prior to the Closing, whether or not such liability or obligation arises prior or subsequent to the Closing, any Assumed Liability or any Seller’s failure in a timely manner to pay or perform any other liability or obligation which accrued at any time prior to the Closing, whether or not such liability or obligation arises prior to or subsequent to the Closing.

(b)

Except for the Assumed Liabilities, it is expressly agreed and understood by each of the parties to this Agreement that the Buyer does not assume, and shall not be liable for, any debt, liability or obligation of any Seller or MHN or any of their Affiliates, of any type or description whatsoever, whether related or unrelated to the Assets, the Business or the transactions contemplated within this Agreement (the “Excluded Liabilities”) and that the Sellers and/or MHN shall remain liable and responsible for the payment or performance, as the case may be, of all Excluded Liabilities, including all debts, liabilities, obligations, contracts, leases, notes payable, accounts payable, commitments, agreements, suits, claims, indemnities, mortgages, taxes, contingent liabilities and other obligations of the Sellers and/or MHN or any of their Affiliates including, without limitation, any and all obligations to the IRS, any and all obligations to Prime RX.com, Inc. (formerly PrimeMed Pharmacy Group, Inc.) or e-MedSoft.com or their successors or assigns, any and all liabilities relating to the causes of action underlying that certain Grand Jury Subpoena dated May 28, 2003, any and all obligations to Pinnacle Investment Partners L.P, any and all investment tax credit recapture, depreciation recapture, recapture or prior period adjustments, fines or penalties under Medicare, Medicaid and Blue Cross or any other third party payor or private insurance (such as Humana Inc. and its subsidiaries, divisions and affiliates)(provided that if the Buyer received revenue related thereto following the Closing Date, the Buyer shall be liable for any adjustment to the extent so related to such revenue received by the Buyer but the Seller shall remain liable for all fines and penalties), all impositions of income tax and other taxes, including, without limitation, payroll related taxes; all employee wages, salaries and benefits including, without limitation, COBRA and WARN obligations, sick pay and accrued vacation not expressly assumed by the Buyer pursuant to this Section 2.03, and other accrued employee benefits including rights of the Sellers’ retirees to participate in the Sellers’ medical plans.

Section 2.4.

Insurance.

(a)

With respect to any loss, liability or damage relating to, resulting from or arising out of the conduct of the Business prior to the Closing for which the Buyer may be liable pursuant to Section 2.03 and for which the Sellers or MHN would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of the Sellers (“Insurance”), at the request of the Buyer, the Sellers and MHN will use reasonable efforts to assert, or to assist the Buyer to assert, one or more claims under such Insurance covering such loss, liability or damage.  Notwithstanding Section 2.03, the Sellers and MHN will be deemed, solely for the purpose of asserting claims for Insurance pursuant to the immediately preceding sentence, to have retained liability for such loss, liability or damage to the extent of the policy limits of the applicable policy of Insurance.  The Sellers and MHN shall have no obligation to maintain any such Insurance following its scheduled expiration.

Section 2.5.

Transfer of Assets.  The transfer of the Assets as herein contemplated shall be made by the Sellers, free and clear of all Liens of any kind or nature except Liens specified on Schedule 2.05 that relate to the Assumed Liabilities (collectively, the “Permitted Liens”) (provide, that the Assets shall be transferred free and clear of any lien in favor of McKesson) and shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be necessary or appropriate to transfer, convey and assign the Assets to the Buyer at the Closing as contemplated by this Agreement and as shall be reasonably requested by the Buyer.  The Sellers shall, at any time and from time to time after the Closing, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Buyer to transfer, convey, assign, and deliver to the Buyer or to aid and assist the Buyer in collecting and reducing to possession any and all of the Assets, or to vest in the Buyer good, valid and legal and beneficial title to the Assets.

Section 2.6.

Closing Date.  The consummation of the purchase and sale of the Assets and the assumption of the Assumed Liabilities contemplated hereby (the “Closing”) will take place on November 12, 2003, or such other date and time as the parties may mutually agree (the “Closing Date”).  The Closing will take place at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other location as the parties may agree.

ARTICLE III.
PURCHASE PRICE

Section 3.1.

Purchase Price.  The purchase price (the “Purchase Price”) payable by the Buyer to the Seller for the Assets and in consideration for the agreements contained herein, including the agreements contained in Article XIII, shall be $3,104,000 (the “Cash Purchase Price”), subject to certain adjustments pursuant to the terms of this Agreement.  The Cash Purchase Price shall be payable at the Closing in the following manner:

(a)

the IRS Amount shall be paid to the IRS, in such manner as may be acceptable to the IRS;

(b)

the Buyer (with the consent of McKesson) shall assume the Sellers’ obligations to McKesson in the amount of the McKesson Amount and the Sellers shall be released by McKesson and any pledges or security interests granted by Sellers to McKesson shall be released and the related pledged securities returned to Sellers; and

(c)

the Cash Amount shall be paid to the Sellers by wire transfer to the account(s) designated by the Sellers.

Section 3.2.

Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets in the manner set forth in Schedule 3.02 (the “Allocation”).  The parties to this Agreement expressly agree that the Allocation shall be used by them for all purposes including tax, reimbursement and other purposes.  Each party to this Agreement agrees that it will report the transaction completed pursuant to this Agreement in accordance with the Allocation, including any report made under Section 1060 of the Code, and that no such party will take a position inconsistent with the Allocation except with the prior written consent of the other parties hereto.

Section 3.3.

Intentionally Deleted.

Section 3.4.

Transfer Taxes.  All municipal, county, state and federal sales and transfer taxes incurred, if any, in connection with the transactions contemplated by this Agreement shall be the responsibility of, and paid promptly by, the Buyer.  Each party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to any matter within its knowledge required in connection with the payment of any such tax.

Section 3.5.

Power of Attorney.  Effective upon the Closing, the Sellers hereby irrevocably constitute and appoint the Buyer, its successors and assigns, the true and lawful attorney of the Sellers with full power of substitution, in the name of the Buyer, or the name of the Sellers, on behalf of and for the benefit of the Buyer, to collect all accounts receivable and other items being transferred, conveyed and assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of the Sellers which have been transferred to the Buyer, to institute and prosecute, in the name of the Sellers or otherwise, all proceedings which the Buyer may deem reasonable and proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets subject to the Sellers’ indemnification obligations under this Agreement, and to do all such acts and things in relation thereto as the Buyer may deem reasonably advisable.  The Sellers agree that the foregoing powers are coupled with an interest and shall be irrevocable by the Sellers directly or indirectly by the dissolution of any Seller or in any manner or for any reason.  The Sellers further agree that the Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Sellers shall promptly transfer and deliver to the Buyer any cash or other property received by any of the Sellers after the Closing in respect of any accounts receivable or otherwise relating to the Assets.

Section 3.6.

Non-Assignable Assets; Management Agreement.

(a)

Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer thereunder (the “Non-Assignable Assets”).  Each Seller and MHN shall, if requested by the Buyer after the Closing, use its reasonable best efforts to obtain any such consent.  If any such consent is not obtained, or if any attempted assignment thereof would be ineffective or would affect the rights of any of the Sellers thereunder such that the Buyer would not in fact receive all such rights, on and after the Closing, each such Non-Assignable Asset shall be held by the Sellers in trust for the Buyer, and the Sellers shall cooperate with the Buyer in any arrangement reasonably necessary or desirable to provide for the Buyer the benefits under any such agreement, including, without limitation, enforcement for the benefit of the Buyer of any and all rights of any of the Sellers against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise.  The Sellers will take or cause to be taken such action in the Sellers’ names or otherwise as the Buyer may reasonably request so as to provide the Buyer with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets and the Sellers shall promptly pay over to the Buyer all money or other consideration received by any of them or their Affiliates in respect of Non-Assignable Assets.  As and from the Closing, the Sellers authorize the Buyer, to the extent permitted by applicable law and the terms of the Non-Assignable Assets, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and appoint the Buyer their attorney-in-fact to act in their names and on their behalf with respect thereto.  Notwithstanding the foregoing, this Agreement shall not constitute an agreement by the Sellers to assign or delegate, or by the Buyer to assume and agree to pay, perform or otherwise discharge, any Non-Assignable Asset if an attempted assignment, delegation or assumption thereof without the consent of a third Person would constitute a breach thereof unless and until such consent is obtained; provided, however, that as between the Buyer and the Sellers, the Buyer shall be liable for all Assumed Liabilities.  The foregoing shall not limit, waive or otherwise affect the Buyer’s right to not close the transactions contemplated by this Agreement to the extent the receipt of any consent to the transfer, sublease or assignment of any contract, license, lease, commitment, sales order, Buyer order or other agreement is a condition to the obligation of the Buyer to close hereunder.

(b)

At the Closing, in lieu of an assignment of the Humana Agreement, MetCare of Florida, Inc. and the Buyer shall enter into a management services agreement (the “Humana Management Agreement”) substantially in the form attached as Exhibit D-1.  If the Humana Agreement is terminated because of the execution of the Humana Management Agreement or because of the actions of any Seller not authorized by the Buyer , then  (i) contemporaneously with such termination the Sellers shall pay the Buyer, by wire transfer of immediately available funds, an amount equal to $300,000 (in the event that such termination occurs on or prior to December 31, 2004), and $200,000 (in the event that such termination occurs after December 31, 2004 and on or prior to December 31, 2005 and (ii) notwithstanding anything to the contrary in the Ormond Beach Sublease Agreement, the Ormond Beach Sublease Agreement shall be terminable by Buyer, without further obligation by Buyer, upon thirty days prior written notice by Buyer to Sellers.   Prior to the earlier of (x) December 31, 2005 and (y) the termination of the Humana Agreement as contemplated by the immediately preceding sentence, Buyer shall use commercially reasonable efforts to (i) develop the business to be conducted by it in Ormond Beach, Florida and (ii) enter into suitable, mutually satisfactory, agreements directly with Humana, Inc. or its affiliates with respect to the matters which are the subject of the Humana Agreement.  The provisions of this Section 3.06(b) shall terminate upon Buyer entering into a definitive agreement with Humana, Inc. or its affiliates, entitling the Buyer to provide substantially the same services to Humana, Inc. or its affiliates as the Sellers may provide currently pursuant to the terms of the Human Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND MHN

As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Sellers and MHN hereby, jointly and severally, represent and warrant to the Buyer, which representations and warranties shall be true and correct on the date hereof and as of the Closing Date, as follows:

Section 4.1.

Organization, Qualification and Authority.

(a)

Schedule 4.01 sets forth a complete and accurate list of the Sellers’  names and jurisdictions of incorporation.  Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business.  Each Seller is duly licensed and qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction listed in Schedule 4.01 and is not required to be licensed or qualified to do business in any other jurisdiction, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

(b)

The Sellers and MHN have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which each is or will be a party, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Sellers and MHN of this Agreement and the Ancillary Documents to which each is or will be a party and the consummation by the Sellers and MHN of the transactions contemplated hereby and thereby to be consummated by the Sellers and MHN have been duly authorized by all necessary corporate action on the part of Sellers and MHN, including, without limitation, all requisite approval by the shareholders of the Sellers pursuant to the Articles of Incorporation or By-Laws or other organizational documents of the Sellers.  This Agreement and the Ancillary Documents to which any Seller or MHN is or will be a party have been or will be, as the case may be, duly executed and delivered by such Seller or MHN and (assuming due execution and delivery thereof by the other parties thereto) constitute or will constitute, as the case may be, valid and binding obligations of such Seller or MHN, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding at law or equity).  No other action, consent or approval on the part of any Seller, MHN or any other person or entity is necessary to authorize the Sellers’ and MHN’s due and valid execution, delivery and consummation of this Agreement and the Ancillary Documents to which each is or will be a party.

Section 4.2.

Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement or any Ancillary Document by any Seller or MHN, the consummation by such parties of the transactions contemplated hereby or thereby or compliance by such parties with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the charter, by-laws or any other organizational documents of any Seller or MHN, (b) require on the part of any Seller or MHN any filing with or Consent of a Governmental Authority or other Person, other than as described on Schedule 4.02, (c) result in a violation or breach of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration (with or without the giving or receipt of notice or passage of time or both) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Seller or MHN is a party or by which its properties or assets or the Business may be bound or subject, other than as described on Schedule 4.02, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or MHN or any of its properties or assets or the Business.

Section 4.3.

Capitalization.  The authorized and outstanding Capital Stock of each Seller as of the date hereof is as set forth on Schedule 4.03.  All of the outstanding shares of the Capital Stock of the Sellers are validly issued, fully paid and non-assessable, free and clear of any Liens.

Section 4.4.

Subsidiaries.  Except as set forth on Schedule 4.04, the Sellers do not own, of record or beneficially, or control, directly or indirectly, any Capital Stock of any corporation, association or business entity, and the Sellers are not, directly or indirectly, a participant in any joint venture, partnership or other entity.

Section 4.5.

Articles of Incorporation and By-laws.  The Sellers and MHN have heretofore delivered to the Buyer true and complete copies of their Articles of Incorporation and By-laws (or other applicable organizational documents) as in effect on the date hereof.

Section 4.6.

Financial Statements.

(a)

Attached hereto as Schedule 4.06 are true and correct copies of the Sellers’ unaudited consolidated balance sheets as of December 31, 2002, and their unaudited consolidated income statements for the twelve-month period then ended (the “Fiscal Year Financial Statements”), the interim unaudited consolidated balance sheets and income statement of the Sellers as of September 30, 2003 and for the nine-month period then ended (collectively, the “Interim Financial Statements” and together with the Fiscal Year Financial Statements, the “Financial Statements”).  The Financial Statements present fairly, in compliance with GAAP (except for the absence of footnote and other presentation items), consistently applied, the financial position of the Sellers as of, and the results of its operations for, the periods specified, subject to year-end audit adjustments which are solely of a normal, recurring and immaterial nature.

(b)

The Financial Statements are based on the books and records of the Business, which have been kept, and such Financial Statements have been prepared, in accordance with GAAP consistently applied.

Section 4.7.

Operations Since March 31, 2003.  Except as disclosed on Schedule 4.07, since March 31, 2003, there has not been with respect to any Seller any:

(a)

action, omission or other facts or circumstances (other than general conditions affecting the industry as a whole) which would result in a material adverse change in the business, operations, financial condition, liabilities or assets of such Seller in the aggregate, whether or not insured;

(b)

material transaction not in the ordinary course of business, including without limitation, any sale of a material portion of the assets of such Seller or any merger of such Seller and any other entity;

(c)

unfulfilled commitment as of the date of this Agreement requiring expenditures by such Seller exceeding $25,000 (excluding commitments expressly described elsewhere in this Agreement or the schedules hereto);

(d)

material damage, destruction or loss, whether or not insured;

(e)

failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on March 31, 2003 (including, without limitation, director’s and officer’s insurance) or destruction, damage to, or loss of any asset of such Seller (whether or not covered by insurance) that could have a Material Adverse Effect;

(f)

change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

(g)

revaluation of any assets or material write down of the value of any assets;

(h)

any direct or indirect redemption, purchase or other acquisition of any shares of the Capital Stock of such Seller;

(i)

issuance or sale of any shares of any Capital Stock of such Seller;

(j)

amendment to its Articles of Incorporation, By-laws or other organizational documents;

(k)

sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business, consistent with past practice;

(l)

disposition of or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

(m)

mortgage, pledge or other encumbrance, including Liens, of any tangible or intangible asset, except in the ordinary course of business, consistent with past practice;

(n)

discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business, consistent with past practice;

(o)

cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business, consistent with past practice, which do not exceed $25,000 individually or $100,000 in the aggregate (other than in respect of those Excluded Assets);

(p)

indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by such Seller, other than customary transactions in the ordinary course of business not in excess of $10,000 in the aggregate;

(q)

amendment, termination or revocation of (or notice of intent to do so), or a failure to perform obligations or the occurrence of any default (or other event which, with or without the giving or receipt of notice or the passage of time or both, would result in a notice of cancellation, acceleration or termination) under, any contract or agreement to which any of the Sellers is, or as of March 31, 2003 was, a party or of any license, permit or franchise required for the continued operation of any business conducted by the Sellers on March 31, 2003 which would have a Material Adverse Effect (other than in respect of those Excluded Assets described on Schedule 2.02);

(r)

increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business, consistent with past practice and applicable policies and procedures of such Seller;

(s)

any payment, dividend or other distribution to MHN or any of its Affiliates (other than any reimbursement to MHN or an Affiliate from a Seller’s cash flow from operations for funds advanced by MHN or an Affiliate to such Seller); or

(t)

agreement or understanding to take any of the actions described above in this Section 4.07.

None of the Sellers or MHN knows of any material adverse change, financial or otherwise, which would reasonably be expected to have an adverse effect on any of the Assets, the Business or future prospects of the Business, or in the results of the operations of any Seller, that is threatened or pending or any facts or circumstances which would give rise to or cause such a change.

Section 4.8.

Absence of Certain Liabilities.  The Sellers do not have, and as of the Closing Date will not have, any liabilities or obligations of any kind or nature, fixed or contingent, material or immaterial, or otherwise, which are not fully reflected or reserved against in the Financial Statements or which were not incurred in the ordinary course of business consistent with past practices and this Agreement..

Section 4.9.

Compliance with Laws.  (a) Except as listed or described on Schedule 4.09, the Business is not being conducted in violation of, and none of the Sellers nor MHN or any of their respective Affiliates has received any notice of any current violation of, any applicable Law, other than violations which do not, individually or in the aggregate, have a Material Adverse Effect.

(b)

The Sellers, their Affiliates and all persons and entities providing services for the Sellers and MHN have not, to the best knowledge of the Sellers, engaged and shall not engage prior to and on the Closing Date in any activities which are prohibited under §1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

©

The Sellers hereby represent, warrant and covenant that, prior to the Closing Date, the Business has operated in all material respects in compliance with the provisions of 42 U.S.C. 1171 et seq. enacted by the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder and all corresponding state law provisions of the states in which the Real Estate is located (collectively, the “HIPAA Law”), and that, to the best of the Sellers’ knowledge, there are no violations of the HIPAA Law prior to the Closing Date.  Further, the Sellers represent, warrant and covenant that all of the billing, computer and communications systems and equipment servicing the Business are fully compliant with the HIPAA Law.  In the event that the Buyer incurs any Losses resulting from an action brought by a third party arising from a violation of the HIPAA Law by the Sellers prior to the Closing Date (“HIPAA Claims”), the Sellers shall be solely responsible for such HIPAA Claims.  In addition, the Sellers hereby represent, warrant and covenant that, at and following the Closing, the Sellers will transfer all medical records and confidential patient information to the Buyer in accordance with the HIPAA Law.

(d)

 None of the Leases and Contracts and no activity of any Seller violates Section 1877 of the Social Security Act or any similar provision of applicable state law in any material respect.  None of the Leases and Contracts and no activity of any Seller violates provisions of applicable state law relating to the corporate practice of medicine in any material respect.  All healthcare, tax and other returns, reports, plans and filings of any nature required to be filed by the Sellers with any Governmental Authorities and any third party payers have been properly completed and timely filed in material compliance with all applicable requirements.  Each such return, report, plan and filing contains no materially untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate in any material respect.  The Sellers shall retain and be responsible for any liability incurred in connection with any such return, report, plan and filing

Section 4.10.

Pharmaceutical Regulation. Except as set forth on Schedule 4.10:

(a)

The Sellers possess currently valid registrations, licenses and other permits from the DEA, relevant state boards of pharmacy, and any other relevant agencies to receive, store, and dispense pharmaceutical products, including pharmaceutical products regulated as controlled substances, at and from the Business’ facilities.

(b)

The Sellers have provided or made available to the Buyer all Form FDA-483, Establishment Inspection Reports, or other regulatory agency forms, reports or correspondence received during the last five (5) years describing inspectional observations by the FDA, DEA, relevant state boards of pharmacy, and any other agencies related to the Business.

(c)

The Sellers have provided or made available to the Buyer all responses to documents identified in paragraph (b) submitted to FDA, DEA, relevant state boards of pharmacy, or any other agencies related to the Business during the last five (5) years.

(d)

The Sellers have provided or made available to the Buyer all warning letters, letters of admonition, other regulatory letters, notices of violation, notices of hearing or adverse findings received by any Seller during the last five (5) years identifying potential violations of, or deviations from laws or regulations administered by FDA, DEA, state boards of pharmacy, or any other agencies related to the Business.

(e)

The Sellers have provided or made available to the Buyer all responses to documents identified in paragraph (d) submitted to FDA, DEA, relevant state boards of pharmacy, or any other agencies related to the Business during the last five (5) years.

(f)

The Sellers perform internal regulatory compliance audits on a regular basis and have implemented any corrective actions recommended by such reports.

(g)

The Sellers have not had any regulatory audits by an outside auditor during the last five (5) years.

(h)

The Sellers are in compliance with FDA, DEA, relevant state board of pharmacy, and other agency regulations related to the Business, including, but not limited to, requirements for the receipt, security, inventory, and dispensing of pharmaceutical products and recordkeeping and reporting requirements.

(i)

The Sellers have signed, up-to-date, written policies that reflect the actual FDA, DEA, and state regulatory compliance procedures.

(j)

The Sellers have no knowledge of any acts that furnish a reasonable basis for a warning letter or other regulatory letter, other adverse regulatory communication or action, or civil or criminal investigation or action.

Section 4.11.

Employment Discrimination.  No person or party (including, without limitation, any Governmental Authority) has asserted, or to the knowledge of the Sellers and MHN, has threatened to assert, any claim for any action or proceeding, against any Seller (or any executive officer or director of any Seller in his capacity as such) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act or the Family and Medical Leave Act).

Section 4.12.

Licenses and Permits.

(a)

The Sellers have all material local, state and federal licenses, permits, registrations, authorizations, registrations, certificates, contracts, consents, accreditation and approvals (collectively, the “Licenses and Permits”) which are reasonably necessary for the Sellers to operate and conduct the Business, as presently conducted.  There is no default on the part of any Seller or any other party under any of the Licenses and Permits, except for any defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  To the Sellers’ knowledge, there exist no grounds for revocation, suspension or limitation of any of the Licenses or Permits.  Copies of each of the Licenses and Permits are attached to and listed on Schedule 4.12.  Each Seller is, and at the time of Closing will be, licensed by the regulatory bodies listed on Schedule 4.12.  Neither any Seller nor MHN has received any notices with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of any of the Licenses and Permits.

(b)

To the knowledge of the Sellers and MHN, each employee of the Sellers has all Licenses and Permits required for each such employee to perform such employee's designated functions and duties for the Sellers in connection with conducting the Business.  To the knowledge of the Sellers and MHN, there is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any of such Licenses and Permits.

Section 4.13.

Medicare, Medicaid and Other Third-Party Payers.

(a)

The Sellers participate in the Medicare and Medicaid Programs (the “Programs”).  A list of and copies of its existing Medicare and Medicaid contracts or, if such contracts do not exist, other documentation evidencing such participation (collectively, the “Program Agreements”) are included in Schedule 4.13.  The Sellers are, and will be at the time of Closing, in full compliance with all of the terms, conditions and provisions of the Program Agreements.

(b)

No notice of any offsets against future reimbursements under or pursuant to the Programs has been received by any Seller or MHN, nor to the Sellers’ knowledge is there any basis therefor, other than in the ordinary course of business consistent with past practices.  There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to recoup past or present reimbursements with respect to the Programs.  No Seller has been subject to or, to the knowledge of the Sellers and MHN, threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor have any Seller or MHN received written notice of any pending, threatened or possible de-certification or other loss of participation in, any of the Programs.

(c)

The Sellers currently have contractual arrangements with private insurance and other third party payers.  A list of and copies of its existing private insurance contracts and other third party payer contract(s) are included in Schedule 4.13.  The Sellers are, and will be at the time of Closing, in compliance with all of the material terms, conditions and provisions of such contracts.

Section 4.14.

Title to Assets.

(a)

Except as set forth on Schedule 4.14, the Sellers are the sole legal and beneficial owners of the Assets and have the exclusive, unrestricted right and authority to use and transfer the Assets to the Buyer.  The personal property included in the Assets is free and clear of all Liens, except as set forth in the Leases and Contracts.  The Assets, taken as a whole, are in good working order and condition and have no defects which would interfere with the operation of the Business after the Closing.  The Business is conducted solely through the Sellers, and the Assets constitute all of the assets and properties necessary to conduct the Business subsequent to the Closing substantially in the manner conducted prior to the Closing (taking into account the exclusion of the Excluded Assets).

(b)

The descriptions of the Real Estate contained in Schedule 2.01(a) include all real property leased or owned by the Sellers and used in connection with the Business or set forth on the Financial Statements.  The Sellers own no real property.  Except as set forth on Schedule 4.14, the Sellers are in lawful possession of all of the Real Estate, including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all Liens.  Except as set forth on Schedule 4.14, the Sellers, as tenant, have the right and authority to transfer and convey the Real Estate to the Buyer as contemplated by the terms of this Agreement, and such transfer and conveyance, once effected as contemplated hereunder, will vest in the Buyer the lawful right to possess and use the leased Real Estate, superior in right to all others.

Section 4.15.

Leases and Contracts.

(a)

Schedule 4.15 sets forth a complete and accurate list of all contracts, including the Program Agreements, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business or any Asset or any interest therein, to which any Seller is a party or by which any Seller, the Assets or the Business is bound or affected, including, without limitation, service contracts, management agreements, equipment leases and space leases pertaining to any part of the Real Estate (collectively, the “Leases and Contracts”).  Attached to Schedule 4.15 are accurate and complete copies of all written Leases and Contracts and written summaries of key terms of all oral Leases and Contracts.  Except for the Assumed Liabilities, all Leases and Contracts and all other obligations and liabilities relating to the Assets and the Business shall be retained by the Sellers and/or MHN.

(b)

Except as set forth on Schedule 4.15, none of the Leases and Contracts, or to the knowledge of the Sellers, the Hub Prime Lease I, Hub Prime Lease II orthe Ormond Beach Prime Lease, have been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.  No Seller has received written notice of cancellation of or intent to cancel, or notice to make a material modification or intent to make a material modification in, any of the Leases and Contracts.  There exists no event of default or event, occurrence, condition or act on the part of any Seller or, to the knowledge of the Sellers and MHN, on the part of the other party to such Leases and Contracts, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination under any such Lease and Contract which would have a Material Adverse Effect.  Except as set forth on Schedule 4.15, no consent of any other party to any of the Leases and Contracts is required in connection with the execution, delivery and performance of this Agreement by the Sellers and MHN .  To the knowledge of the Sellers and MHN, there are no counterclaims or offsets under any of the Leases and Contracts.

(c)

There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets and except for any statutory landlords liens).

(d)

No purchase commitment by any Seller is in excess of such Seller's ordinary business requirements.

(e)

Except as set forth on Schedule 4.15, assignment to the Buyer of those Leases and Contracts constituting part of the Assumed Liabilities or the sublease of those premises being subleased to Buyer will not result in a default or alter or terminate any of such Leases and Contracts, and such assignment will confer and convey all of the Sellers’ rights thereunder to the Buyer.

Section 4.16.

Environmental Matters.  To the knowledge of the Sellers and MHN:

(a)

All operations or activities upon, or any use of occupancy of the Real Estate, or any portion thereof, by any Seller, any Affiliates of any Seller and any agent, contractor or employee of any Seller or its Affiliates or any of their respective agents and contractors (collectively, “Agents”), or any tenant or subtenant of any Seller of any part of the Real Estate is and has been in compliance with any and all Environmental Laws including but not limited to the release, emission, discharge, storage and removal of Hazardous Substances.  Each Seller and its Affiliates and Agents have kept the Real Estate free of any Lien imposed pursuant to Environmental Law.  All prior owners, operators and occupants of the Real Estate complied with Environmental Law.

(b)

None of the Sellers or its Affiliates or its Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor has the Real Estate ever been used for any of the foregoing.

(c)

None of the Sellers or its Affiliates or its Agents have installed or permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law respecting such material.

(d)

The Sellers have not at any time engaged in or permitted, nor has any tenant of the Sellers or its Affiliates or its Agents or any other occupant of the Real Estate, or any portion thereof, engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof that would subject the Real Estate or the Buyer to clean-up obligations imposed by any Governmental Authority.

(e)

None of the Real Estate, nor any part thereof, nor any Seller nor any present owner or operator of the Real Estate (i) has either received or been issued a notice, demand, request for information, citation, summons or complaint regarding an alleged failure to comply with Environmental Law, or (ii) is subject to any existing, pending, or threatened investigation or inquiry by any Governmental Authority for failure to comply with, or any remedial obligations under, Environmental Law.  No Seller has assumed any liability of a third party for clean up under, or noncompliance with, Environmental Law.

(f)

None of the Sellers or its Affiliates or its Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed, or proposed for listing, on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites, or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

(g)

There are no underground storage tanks on any portion of the Real Estate, and the Real Estate is free of dangerous levels of naturally emitted radon.  No portion of the Real Estate has ever been used as a landfill.

The Sellers have furnished to the Buyer a copy of any environmental audit, study, report or other analysis on the Real Estate, which any Seller or its Affiliates obtained or were furnished.

The Sellers and MHN shall promptly notify the Buyer in writing of any order of which either is aware, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action of which either is aware by any Governmental Authority, or any claims made by any third party of which it is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate which relate to the period prior to the Closing; and shall promptly furnish the Buyer with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith.

Section 4.17.

Miscellaneous Representations Relating to Real Estate.

(a)

No part of the Real Estate is currently subject to condemnation proceedings, eminent domain proceedings or any proceeding by a mortgagee, and, to the knowledge of the Sellers and MHN, no such proceeding is threatened or contemplated.  There are no public improvements that may result in special assessments against or which would otherwise affect the Real Estate.  Except as set forth on Schedule 4.17(a), there are no facts known to any Seller or MHN that would adversely affect the possession, use or occupancy of the Real Estate by the Buyer subsequent to the Closing.

(b)

The Sellers have been in peaceable possession of the Real Estate since the commencement of the original term of each respective lease or sublease.  The buildings, structures and improvements situated on the Real Estate are structurally sound with no material defects and are in good operating condition and repair and are adequate to meet all present and reasonably anticipated future requirements of the operations of the Business and do not need maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.  Except as set forth on Schedule 4.17, the Sellers and MHN are not aware that any Real Estate, including, without limitation, the buildings, structures and improvements situated thereon, and the present use thereof, do not comply in all material respects with all restrictive covenants, deeds and other restrictions and all Laws with regard to the operation of the Business, including provisions relating to permissible nonconforming uses.

Section 4.18.

Litigation.  Schedule 4.18 sets forth a complete and accurate list of all suits, claims, proceedings, investigations or reviews which are pending or, to the knowledge of the Sellers and MHN, threatened against or affecting the Sellers, or the Business or any properties or assets used by the Sellers in conducting the Business.  Except as disclosed in Schedule 4.18, to the knowledge of the Sellers and MHN, (a) no investigation or review by any Governmental Authority or other regulatory body (including trade associations) with respect to any Seller, the Assets or the Business is pending or threatened, nor has any Governmental Authority indicated to any Seller or MHN an intention to conduct the same, and (b) the Sellers and MHN are not aware of any action, suit or proceeding pending or threatened against, or affecting any Seller, the Assets or the Business, at law or in equity, or before any Governmental Authority.  There are no suits, claims, proceedings, investigations or reviews, including, without limitation, those set forth on Schedule 4.18, which are pending or, to the knowledge of the Sellers and MHN, threatened against, likely of assertion against or affecting any Seller or the Business or any properties or assets used by the Sellers in conducting the Business which would reasonably be expected to have a Material Adverse Effect.

Section 4.19.

Seller's Employees.  Schedule 4.19 sets forth: (a) a complete list of all of the Sellers’ employees, and rates of pay, (b) true and correct copies of any and all fringe benefits and personnel policies applicable to such employees, (c) the employment dates and job titles of each such employee, and (d) categorization of each such employee as a full-time or part-time employee of the Sellers.  For purposes of this Section 4.19, "part-time employee" means an employee who is employed for an average of fewer than twenty hours (20) per week or who has been employed for fewer than six of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. ss 2102 et seq.  Except as provided in Schedule 4.19, the Sellers have no employment agreements with their employees and all such employees are employed on an at "at will" basis. Schedule 4.19 also lists all ex-employees of the Sellers utilizing or eligible to utilize COBRA (health insurance).  The Sellers (i) have performed all material obligations with respect to their employees, independent contractors, consultants, agents, officers and directors; (ii) has paid or accrued for in the Financial Statements all wages, salaries, commissions, bonuses, severance pay, vacation pay, sick pay, holiday pay, benefits and other compensation, to the extent applicable, for all services performed by such persons and all amounts required to be paid or reimbursed to such persons; and (iii) is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours where the failure to so comply would, individually or in the aggregate, have a Material Adverse Effect.  The Sellers will terminate all of their employees at the Closing, and the Sellers and MHN agree, jointly and severally, to indemnify and hold the Buyer harmless from and against any and all claims (other than Assumed Liabilities) of the Sellers’ employees relating to their employment by the Sellers through Closing and their termination of employment at or prior to Closing.  Other than Assumed Liabilities, the parties expressly agree that the Sellers shall retain responsibility for and fully and timely pay all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that have accrued to their employees through the date of Closing, including related payroll taxes.

Section 4.20.

Labor Relations.  No Seller is a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates such Seller to compensate such Seller's employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization.  There is no pending or, to the knowledge of the Sellers and MHN, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between any Seller and any present or former employee(s) of such Seller.  There is no pending or, to the knowledge of the Sellers and MHN, threatened suit, action, investigation or claim between any Seller and any present or former employee(s) of Seller.  There has not been any labor union organizing activity at any location of any Seller, or elsewhere, with respect to such Seller's employees within the last three (3) years.

Section 4.21.

Insurance.  The Sellers have in effect and have continuously maintained insurance coverage on an "occurrence" basis for all of its operations, personnel and assets, and for the Assets and the Business, and for its directors and officers.  A complete and accurate list of all such insurance policies is set forth in Schedule 4.21, which policies have previously been provided to the Buyer.  To the knowledge of the Sellers and MHN, such policies have been sufficient for compliance with all material requirements of Law.  The Sellers are not, to the knowledge of the Sellers and MHN, in default or breach with respect to any provision contained in any such insurance policies, nor has any Seller failed to give any notice or to present any claim thereunder in due and timely fashion.

Section 4.22.

Broker's or Finder's Fee.  Except as set forth on Schedule 4.22, neither any Seller nor MHN has employed, or is liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement.

Section 4.23.

Conflicts of Interest.  None of the following is either a supplier of goods or services to any Seller, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership or other business entity that is a supplier of goods or services to any Seller: (a) MHN, (b) any Affiliate of any Seller or MHN, or (c) any director, officer or employee of any Seller or MHN or any of their respective Affiliates.

Section 4.24.

Intellectual Property.  All trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the “Intellectual Property”), owned or licensed by the Sellers are listed in Schedule 4.24.  No proceedings have been instituted or are pending or, to the knowledge of the Sellers and MHN, threatened that challenge the validity of the ownership or license by the Sellers of any such Intellectual Property.  The Sellers have not licensed anyone to use any such Intellectual Property, and neither any Seller nor MHN has any knowledge of the use or the infringement of any of such Intellectual Property by any other person.  The Sellers own or possess adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of its Business.

Section 4.25.

Inventories.  The Inventory as listed and described in Schedule 2.01(c) is, and at the time of Closing will be, of a quality and quantity presently used by the Sellers in the ordinary course of business determined and valued consistent with the Sellers’ past practice.  The Inventory is, and at the time of Closing will be, properly valued at the lower of cost or market value on a first-in/first-out basis in accordance with GAAP.  Since December 31, 2002, the Sellers have not decreased or substituted their items of Inventory other than in the ordinary course of business.  To the knowledge of the Sellers and MHN, the Sellers have fairly represented the nature and extent of the Inventory to their outside auditors and accountants on a consistent basis and in the exercise of good faith.

Section 4.26.

Accounts Payable.  All accounts payable and accrued expenses reflected in the Financial Statements arose from bona fide transactions in the ordinary course of business.

Section 4.27.

Receivable.  Each of the Receivables (a) arose from bona fide sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in its businesses in the applicable state and the collection practices used with respect thereto have been and are in all respects legal and proper, and (c) was entered  into, and credit granted pursuant thereto, consistent with the historical credit policies and practices of the Sellers.  The Sellers and MHN know of no right of recourse, defense, deduction, counterclaim, off-set or set-off on the part of the obligor with respect to any Receivable other than as set forth on Schedule 4.27.

Section 4.28.

Motor Vehicles.  All motor vehicles used in the Business, whether owned or leased, are listed in Schedule 4.28.  All such vehicles are properly licensed and registered in accordance with applicable Law.

Section 4.29.

Employee Benefit Plans.

(a)

Schedule 4.29 contains a true, accurate and complete list of all Plans maintained and/or sponsored by the Sellers, or to which the Sellers contribute or are required to contribute or to which the Sellers have an obligation to contribute in the future or which have been terminated within the past three (3) years.  Copies of all Plans have previously been provided to the Buyer.

(b)

Except for the Plans, the Sellers do not maintain or sponsor, nor are a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan or employee welfare benefit plan subject to ERISA.  All Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Laws, and, in all material respects, have been administered, operated and managed in accordance with the governing documents.  No circumstances exist pursuant to which any Seller has or could have any direct or indirect material liability (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by such Seller or any member of a “controlled group” (as defined in Section 4001(a)(14) of ERISA) that includes such Seller; and neither such Sellers nor any member of a “controlled group” (as defined above) that includes such Seller currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any “multi-employer pension plan” (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan.

(c)

Further: (i) with respect to Plans which qualified as “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by “COBRA”), each Seller has complied (and at the time of Closing will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and no Seller has incurred (and will incur) any direct or indirect material liability and is (and will be) subject to any material loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by such Seller, at any time prior to the Closing to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or is asserted before or after the Closing directly or indirectly against such Seller with respect to such group health plans; (ii) except as disclosed on Schedule 4.29, none of the Sellers is currently or have been within the past five (5) years a member of a “controlled group” as defined in ERISA Section 4001(a)(14) or Code Section 414(b), (c), (m) or (o); (iii) there is no pending litigation, arbitration or disputed claim, settlement or adjudication proceeding, and, to the knowledge of the Sellers and MHN, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof which, individually or in the aggregate, would have a Material Adverse Effect; and (iv) the total pension, medical and other benefit expense for all Plans are accurately reflected in the Financial Statements and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of prior periods.  None of the Seller’s current or former employees are receiving any benefits under COBRA.

Section 4.30.

Intentionally Deleted

Section 4.31.

Intentionally Deleted.

Section 4.32.

Tax Returns; Taxes.

(a)

Except as disclosed on Schedule 4.32:

(i)

The Sellers have filed (or caused to be filed) all Tax Returns (including consolidated, combined or unitary income tax returns including such Sellers) that were required to be filed.  All such Tax Returns were when filed, and continue to be, correct and complete in all respects.  All Taxes owed by and of the Sellers (whether or not shown on any Tax Return) have been timely paid.  The Sellers currently are not the beneficiaries of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where any Seller did not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Liens with respect to Taxes on any of the assets or property of any Seller.

(ii)

The Sellers have withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, consultant, creditor, stockholder, other third party, or otherwise.

(iii)

There is no dispute or claim concerning any Tax Liability of any Seller either (x) claimed or raised by any Governmental Authority in writing or (y) as to which any Seller or MHN or any of their respective directors and officers (and employees responsible for Tax matters) has knowledge.  There are no proceedings with respect to Taxes pending.

(b)

Schedule 4.32 sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to any Seller or its subsidiaries for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit.  The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Sellers and its subsidiaries since December 31, 2002.  To the knowledge of the Sellers and MHN and their respective directors and officers (and employees responsible for Tax matters), no other audit or investigation with respect to Taxes has been threatened.

(c)

The Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d)

No Seller is a foreign person within the meaning of Section 1445 of the Code.

(e)

No Seller is a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

(f)

No Seller (i) has ever been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return, except for the affiliated group of which MHN is the common parent, nor (ii) has ever had any liability for the taxes of any Person (other than its own Taxes and the Taxes of other Sellers which are members of the affiliated group of which MHN is the common parent) under Reg. § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(g)

For purposes of this Section 4.32, references to a Seller shall also refer to any predecessor companies of such Seller.

Section 4.33.

Bulk Sales.  The bulk sales laws set forth in the Uniform Commercial Code of the jurisdiction in which the Sellers conduct business are not applicable to the transactions contemplated hereby, or if applicable, the Sellers indemnify the Buyer for any Losses arising out of or resulting therefrom.

Section 4.34.

Solvency.  The Sellers and MHN (a) have not executed this Agreement with the actual intent to hinder, delay or defraud any creditor and (b) agree and acknowledge that the Purchase Price constitutes reasonably equivalent value and fair consideration for the Assets.  The Sellers and MHN have furnished to the Buyer all appraisals and other valuations that have been conducted with respect to the Assets and/or the Business and have apprised the Buyer of all other bids they have received for the Assets and/or the Business.  Neither any Seller nor MHN is contemplating to seek protection from its creditors under federal bankruptcy laws.

Section 4.35.

No Omissions or Misstatements.  There is no fact material to the business, property, operations, condition (financial or otherwise), or results of operations of the Sellers or the Business, or to the Assets which has not been set forth or described in this Agreement or in the Schedules and Exhibits hereto.  None of the information included in this Agreement and in the Schedules and Exhibits hereto, or in the Ancillary Documents furnished or to be furnished by any Seller or MHN contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made.  Copies of all documents referred to in any Schedule hereto have been delivered or made available to the Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Sellers and MHN to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer hereby represents and warrants to the Sellers and MHN, which representations and warranties shall be true and correct on the date hereof and as of the Closing Date, as follows:

Section 5.1.

Organization, Qualification and Authority.

(a)

The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite company power and authority to own, lease or operate its assets and properties and to carry on its business.  The Buyer is duly licensed and qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction listed in Schedule 5.01 and is not required to be licensed or qualified to do business in any other jurisdiction, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

(b)

The Buyer has all requisite power and authority to execute and deliver this Agreement and all Ancillary Documents to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby to be consummated by the Buyer have been duly authorized by all necessary company action on the part of the Buyer.  This Agreement and the Ancillary Documents to which the Buyer is or will be a party have been or will be, as the case may be, duly executed and delivered by the Buyer and (assuming due execution and delivery thereof by the other parties thereto) constitute or will constitute, as the case may be, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding at law or equity).  No other action, consent or approval on the part of the Buyer or any other person or entity is necessary to authorize the Buyer’s due and valid execution, delivery and consummation of this Agreement and the Ancillary Documents to which it is or will be a party.

Section 5.2.

Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement or the Ancillary Documents by the Buyer, the consummation by the Buyer of the transactions contemplated hereby or thereby or compliance by the Buyer with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of formation, Operating Agreement or any other organizational documents of the Buyer, (b) require on the part of the Buyer any filing with or Consent of a Governmental Authority or other Person, other than as described on Schedule 5.02, (c) result in a violation or breach of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration (with or without the giving or receipt of notice or passage of time or both) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement or other instrument or obligation to which the Buyer is a party or by which its properties or assets or its business may be bound or subject, other than as described on Schedule 5.02, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets or its business.

Section 5.3.

Broker's or Finder's Fee.  The Buyer has not employed and is not liable for the payment of any fee to any finder, broker, government official, consultant or similar person in connection with the transactions contemplated by this Agreement.

Section 5.04.

Buyer agrees that it shall offer employment to all of the Seller’s employees that are employed at Closing, on substantially the same terms and conditions as Seller’s employees are presently employed by Seller and Buyer shall assume all  vacation time of such employees accrued since January 1, 2003 during the 2003 calendar year and not for any prior periods; provided, however, that the Buyer may modify, terminate or change the terms of employment of any such employees in its sole discretion from time to time.  Buyer shall not take any action subsequent to the Closing that would result in a WARN Act violation in connection with the transactions contemplated hereby.

ARTICLE VI.
CERTAIN COVENANTS

Section 6.1.

Access to Information.  From the date hereof and until the Closing, the Buyer and its directors, officers, employees, agents, attorneys, accountants and other representatives shall have full access, upon reasonable notice and during normal business hours, to the employees and financial, legal and other representatives of the Sellers and MHN with knowledge of the Sellers’ business and operations, such persons to be instructed by the Sellers to make full and candid disclosure of all information reasonably requested, and to the books, records and properties relating to the Sellers’ business and operations (including obtaining copies thereof upon reasonable notice).  From the date hereof and until the Closing, the Sellers and MHN shall provide the Buyer with such financial and operating data as the Buyer may reasonably request.  The Buyer will use its best efforts not to disrupt the Sellers’ and MHN’s operations or impinge unnecessarily upon the time of the Sellers’ and MHN’s employees.

Section 6.2.

Conduct of Business in Normal Course.  The Sellers and MHN, jointly and severally, covenant and agree, except as otherwise expressly contemplated by this Agreement, from and after the date of this Agreement and until the Closing, to use their reasonable best efforts consistent with good business judgment to maintain the Sellers’ present business organizations intact, keep available the services of the Sellers’ present employees, preserve the Sellers’ present relationships with Persons having business dealings with them and generally operate the Sellers’ business in the ordinary and regular course consistent with prior practices, maintain the Sellers’ books and records in accordance with good business practice, on a basis consistent with prior practice, and maintain all certificates, licenses and permits necessary for the conduct of the Sellers’ business as currently conducted.  The Sellers and MHN, jointly and severally, covenant and agree that, except as otherwise expressly contemplated by this Agreement, from and after the date of this Agreement and until the Closing, the Sellers shall not undertake or permit the following to occur with respect to any Seller, any:

(a)

action or omission which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects (as a going concern), liabilities or assets, whether or not insured;

(b)

transaction not in the ordinary course of business, including without limitation, any sale of all or substantially all of the assets (or any merger with any other entity);

(c)

material damage, destruction or loss, whether or not insured;

(d)

unfulfilled commitment as of the date of this Agreement requiring expenditures exceeding $25,000 individually and $100,000 in the aggregate (excluding commitments expressly described elsewhere in this Agreement or the schedules hereto);

(e)

failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on March 31, 2003 (including, without limitation, director’s and officer’s insurance), or any destruction, damage to, or loss of any asset (whether or not covered by insurance) that materially and adversely affects the business, operations, financial condition, liabilities or assets;

(f)

material change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

(g)

material revaluation of any assets or material write-down of the value of any inventory;

(h)

any direct or indirect redemption, purchase or other acquisition of any shares of Capital Stock (other than distributions consistent with prior practice);

(i)

issuance or sale, or agreement to issue or sell, any Capital Stock except for shares issued upon exercise of options and warrants currently outstanding;

(j)

amendment to its Articles of Incorporation, By-laws or other organizational documents;

(k)

sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

(l)

disposition or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

(m)

mortgage, pledge or other encumbrance, including Liens and security interests, of any tangible or intangible asset;

(n)

discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

(o)

entering into any agreement, whether written or oral, or transaction (i) to waive, relinquish, terminate or forebear the enforcement of any right not in the ordinary course of business or involving consideration in excess of $25,000 (other than inventory acquisitions and dispositions in the ordinary course of business) or (ii) for the sale or acquisition or lease of any material assets;

(p)

indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, other than customary transactions in the ordinary course of business not in excess of $25,000 individually and $100,000 in the aggregate;

(q)

amendment, termination or revocation of (or notice of intent to do so), or a failure in any material respect to perform obligations or the occurrence of any default under, any material contract or agreement to which it is, or as of December 31, 2002 was, a party or of any material license, permit or franchise required for the continued operation of any business conducted by it on March 31, 2003;

(r)

increase or commitment to the increase of the salary or other compensation payable or to become payable to any officer, director or employee, agent or independent contractors, the payment of any bonus to the foregoing persons or entering into any employment, consulting or other service agreements except in the ordinary course of business and consistent with past practice and applicable policies and procedures;

(s)

enter into any material agreement with any physician, insurance company, managed care organizations or other healthcare organization, other than agreements (for terms not in excess of one year), on customary terms and conditions with past practice; or

(t)

any payment, dividend or other distribution to MHN or any of its Affiliates (other than any reimbursement to MHN or any Affiliate from a Seller’s cash flow from operations for funds advanced by MHN or any Affiliate to such Seller).

Section 6.3.

No Solicitation.  From the date hereof and until the Closing, each of the Sellers and MHN covenants and agrees that neither it nor any of its directors, officers, employees, representatives, or agents will, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with, provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person, other than the Buyer and its directors, officers, employees, representatives and agents, concerning any merger, sale of substantial assets, sale of shares of Capital Stock or similar transaction involving any Seller.  Each of the Sellers and MHN will promptly advise the Buyer of any proposal or inquiry made to it or any of its directors, officers, employees, representatives, or agents with respect to any of the foregoing transactions.

Section 6.4.

Notification of Certain Matters.  Each party hereto agrees to give prompt notice to the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof until the Closing, and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of or the failure to deliver any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.5.

Supplements to Schedules.  Prior to the Closing, the Sellers and MHN will supplement or amend the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedules.  No supplement or amendment of the schedules made pursuant to this Section 6.05 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Buyer specifically agrees thereto in writing.

Section 6.6.

Confidentiality.

(a)

Except as otherwise provided in this Section 6.06, the Buyer, on the one hand, and the Sellers and MHN (the “Selling Group”), on the other hand, shall not disclose any Confidential Information.  Prior to the Closing Date, the Buyer and the Selling Group shall use the Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement; provided that upon and subsequent to the Closing all Confidential Information provided to the Buyer by the Selling Group shall become the property of the Buyer, and the Buyer shall have no further obligations pursuant to this Section 6.06.  Subsequent to the Closing, the obligations of the Selling Group under this Section 6.06 shall continue in effect and all confidential information previously provided by the Selling Group to the Buyer will constitute Confidential Information which the Selling Group shall keep confidential in accordance with the terms of this Section 6.06.

(b)

The Buyer and the Selling Group may disclose Confidential Information to any of their respective directors, officers, employees, agents, financing sources, and advisors (each a “Representative” and collectively, the “Representatives”) who need to know such Confidential Information, for the purpose of assisting such party in connection with the transactions contemplated by this Agreement.  The Buyer and the Selling Group (the “Disclosing Party”) may disclose Confidential Information if required by legal process or by operation of applicable Law (including in respect of the Selling Group’s Tax Returns); provided, however, that the Disclosing Party shall first promptly advise and consult with the other party (the “Subject Party”) and its counsel concerning the information the Disclosing Party proposes to disclose, except in respect of proceedings between the Disclosing Party and the Subject Party.  The Subject Party shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information that the Disclosing Party proposes to disclose, and the Disclosing Party shall cooperate with the Subject Party to obtain such protective order.  In the event that such protective order or other remedy is not obtained by the Subject Party, the Disclosing Party shall disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party’s counsel, the Disclosing Party is legally required to disclose, and the Disclosing Party shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information.  Notwithstanding anything contained herein to the contrary, nothing herein shall preclude the disclosure of Confidential Information by a Disclosing Party as part of its defense in any legal proceeding instituted against the Disclosing Party, including any indemnification claim under Article XI; provided that the Disclosing Party shall disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party’s counsel, is necessary for the defense of the Disclosing Party in such proceeding and the Disclosing Party shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

(c)

In the event that the transactions contemplated hereby are not consummated, all Confidential Information whether or not then in each parties’ possession, and any copies thereof, or notes or extracts therefrom shall be returned to the other party, without retaining any copies thereof, and each party shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by it or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.

(d)

Each party acknowledges and agrees that any breach by it of the provisions of this Section 6.06 will cause the other party irreparable injury and damage, for which it cannot be adequately compensated in damages.  Each party, therefore, expressly agrees that the other party shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this Section 6.06, or any part thereof, and to secure their enforcement.  Nothing herein shall be construed as a waiver by a party of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of a party under the provisions of this Section 6.06.

Section 6.7.

Consents.  The Sellers and MHN agree to use their best efforts to aid the Buyer, and the Buyer agrees to use its best efforts, in obtaining all authorizations, consents, orders and approvals of Governmental Authorities (including, without limitation, to either transfer the Sellers’ pharmacy licenses to the Buyer or utilize them until the Buyer is able to obtain new pharmacy licenses), either before or after the Closing, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority against the Buyer with respect to such authorizations, consents, orders and approvals.

Section 6.8.

Fairness Opinion.  On or prior to the Closing Date, the Sellers and MHN shall furnish the Buyer with a fairness opinion from Stenton Leigh Capital Corp..

Section 6.9.

Intentionally Omitted

ARTICLE VII.
CONDITIONS TO EACH PARTY’S OBLIGATIONS

The respective obligations of each party hereunder are subject to the satisfaction, at or before the Closing Date, of the conditions set forth below.

Section 7.1.

Governmental Authorizations; Consents.  The Sellers, MHN and the Buyer shall have obtained all consents which are required for the consummation of the transactions contemplated under this Agreement and the Ancillary Documents and which are set forth on Schedule 4.02.

Section 7.2.

Absence of Litigation.  There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (a) prohibits or makes illegal the purchase by the Buyer of the Assets, (b) would require the divestiture by the Buyer of all or a material portion of the Assets, the Business or any other assets of the Buyer as a result of the transactions contemplated hereby, or (c) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Assets, or of a material portion of the Business as a result of the transactions contemplated hereby.

Section 7.3.

No Injunction.  On the Closing there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or tribunal of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Buyer deems unacceptable in its sole discretion.

Section 7.4.

Fairness Opinion.  The Sellers and MHN shall have received a fairness opinion as set forth in Section 6.08.

ARTICLE VIII.
CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS

The obligation of the Buyer to purchase the Assets is subject to the satisfaction, at or prior to the Closing, of the conditions set forth below.  The benefit of these conditions are for the Buyer only and may be waived in writing by the Buyer at any time in its sole discretion.

Section 8.1.

Accuracy of Representations and Warranties.  The representations and warranties of the Sellers and MHN shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time except those that speak as of a specific date, and the Buyer shall have received certificates attesting thereto from each Seller and MHN signed by a duly authorized officer of each Seller and MHN.

Section 8.2.

Performance by the Sellers and MHN.  The Sellers and MHN shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and the Buyer shall have received certificates attesting thereto from each Seller and MHN, signed by a duly authorized officer of each Seller and MHN.

Section 8.3.

Casualty Losses; Material Change.  Since March 31, 200 3 , none of the Sellers, the Business or the Assets shall have suffered (a) any material casualty loss, (b) any material business interruption, (c) any material labor difficulty or customer boycott or (d) any material adverse change in its business, operations, prospects or condition (financial or otherwise).

Section 8.4.

Assets.  The Assets shall be free and clear of all Liens of any nature whatsoever (other than as expressly agreed to by the Buyer in accordance with Section 2.05).

Section 8.5.

Compliance with Laws.  None of the Sellers or the Business shall be in violation of any Law, which such violation may have a Material Adverse Effect.

Section 8.6.

Leases.  The Buyer shall have received from the Sellers a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit E, transferring to the Buyer all interests of the Sellers with respect to the Leases and Contracts.

Section 8.7.

Consents and Approvals.  The receipt of the consents required to transfer the Assets and the Assumed Liabilities which are set forth on Schedule 4.02.

Section 8.8.

Opinion of Counsel.  The Buyer shall have received from counsel to the Sellers and MHN an opinion of counsel, dated as of the Closing Date and addressed to the Buyer, substantially in the form attached hereto as Exhibit F.

Section 8.9.

FIRPTA Certificate.  Each of the Sellers shall deliver to the Buyer a certificate (the “FIRPTA Certificate”) substantially in the form attached hereto as Exhibit G.

Section 8.10.

Obligations and Indebtedness.  All obligations which, prior to the Closing, were secured by or which encumbered any of the Assets, including indebtedness to the IRS and McKesson, shall have been repaid and all Liens terminated (other than as expressly agreed to by the Buyer in accordance with Section 3.01(b)).

Section 8.11.

Intentionally Omitted

Section 8.12.

Additional Deliveries.  At the Closing, the Sellers and MHN shall deliver to the Buyer the following:

(a)

executed and acknowledged (if appropriate) bills of sale and/or certificates of title transferring to the Buyer all of the Assets, free and clear of all Liens, other than Permitted Liens, reasonably satisfactory to the Buyer in form and substance;

(b)

recent good standing certificates and certified articles of incorporation or other organizational documents of the Sellers;

(c)

a copy of the resolutions of (i) the Board of Directors of each Seller and MHN, certified by their respective chief executive officer, authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents;

(d)

duly executed amendments to each Seller’s Articles of Incorporation changing such Seller’s corporate name in accordance with Section 13.09;

(e)

the Humana Management Agreement , duly executed by MetCare of Florida, Inc.;

(f)

the Hub Sublease Agreement I and Hub Sublease Agreement II, duly executed by MHN, as sublessor;

(a)

the Ormond Beach Sublease Agreement, duly executed by MHN, as sublessor;

(b)

the Maryland Use and Occupancy Agreement, duly executed by the Sellers; and

(i) such other instruments and certificates as may be reasonably requested by the Buyer.

Section 1.2.

Payment to Amerisource Corporation.  On or prior to the Closing, all amounts due and owing by the Sellers to Amerisource Corporation, or its subsidiaries, divisions and affiliates, including, without limitation, for all inventory and products ordered by the Sellers or shipped to the Sellers on or prior to the Closing, shall have been paid in full, except for approximately $100,000 disputed in good faith by the Sellers (the “Amerisource Claim”), for which the Sellers shall indemnify and hold harmless the Buyer.

ARTICLE II.
CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS

The obligation of the Sellers to sell the Assets is subject to the satisfaction, at or prior to the Closing, of the conditions set out below.  The benefit of these conditions are for the Sellers only and may be waived by the Sellers in writing at any time in its sole discretion.

Section 2.1.

Accuracy of Representations and Warranties.  The representations and warranties of the Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made at that time except those that speak as of a specific date, and the Sellers shall have received a certificate attesting thereto signed by a duly authorized officer of the Buyer.

Section 2.2.

Performance by Buyer.  The Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and the Sellers shall have received a certificate from the Buyer signed by a duly authorized officer of the Buyer to such effect.

Section 2.3.

Additional Deliveries.  At the Closing, the Buyer shall deliver to the Sellers the following:

(a)

recent good standing certificate and certified certificate of formation or other organizational documents of the Buyer;

(b)

a copy of the resolutions of the Managers of the Buyer, certified by its chief executive officer, authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents;

(c)

such other instruments and certificates as may be reasonably requested by the Sellers and MHN;

(d)

a duly executed promissory note of the Buyer in the form of Exhibit C-1, which promissory note shall permit Buyer to offset any amounts due thereunder against any Losses of Buyer arising out of any matter set forth in Section 11.01(a) hereof; and

(e)

the Maryland Use and Occupancy Agreement, duly executed by the Buyer.

ARTICLE III.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
AND INDEMNIFICATION OBLIGATIONS

Except as otherwise specifically provided for herein, the representations and warranties of the Buyer and the Sellers and MHN included or provided for herein, or in any Ancillary Document, including the representations and warranties of all Persons made in the certificates to be delivered to the Buyer pursuant hereto, and the obligation of the Buyer and the Sellers and MHN to indemnify on account of a breach or violation of such representations and warranties shall survive for a period of twenty-four (24) months years following the Closing; provided, however, that (a) there shall be no limit on the survival of the indemnification obligations of the Sellers and MHN for breaches of the representations or warranties made by the Sellers and MHN as to the transfer of legal and valid title to the Assets and (b) the indemnification obligations of the Sellers and MHN for breaches of the representations or warranties made by the Sellers and MHN with respect to Taxes or Tax matters or with respect to environmental matters shall survive until the expiration of the applicable statute of limitations.  Similarly, the obligation of the Sellers and MHN to indemnify the Buyer with respect to all Excluded Liabilities shall survive until such liability or claim is fully paid and discharged.  Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, the Buyer, or the Sellers and MHN, as the case may be, shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation or warranty that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved.  The respective representations and warranties of the Buyer, the Sellers and MHN contained herein or in any other documents covered in the first sentence of this Article shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement.

ARTICLE IV.
INDEMNIFICATION

Section 4.1.

General Indemnity.

(a)

Subject to the limitations and other provisions of this Article XI, the Sellers and MHN, jointly and severally, agree to indemnify and hold harmless the Buyer, its Affiliates, and the successors and assigns of all of them, including Persons providing financing to the Buyer in their capacity as successors or assigns of the Buyer, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach, or alleged breach claimed by a third party, of any representation or warranty of any of the Sellers or MHN contained herein or in any Ancillary Document and any actual or threatened action or proceeding in connection therewith, (ii) any breach, or alleged breach claimed by a third party, or other failure to perform or threatened failure to perform, of any covenant or agreement of any of the Sellers or MHN contained herein or in any Ancillary Document and any actual, or threatened action or proceeding by a third party, in connection therewith, (iii) the Excluded Liabilities, (iv) any liability for Taxes (1) of the Sellers or MHN and (2) of any Person other than a Seller or MHN for which the Sellers or MHN has liability as a transferee or successor, by contract or otherwise, (v) HIPAA Claims, (vi) lack of compliance by the Sellers with any applicable bulk sales laws, (vii) the Amerisource Claim, including, without limitation, as a result of any cancellation, netting or application of accrued rebates or credits to the Amerisource Claim and (viii) the operation of the Business prior to the Closing (except for any Assumed Liabilities).

(b)

The Buyer shall indemnify and hold harmless the Sellers and MHN, their respective Affiliates and the successors and assigns of all of them from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach, or alleged breach claimed by a third party, of any representation or warranty of the Buyer contained herein or in any Ancillary Document and any actual or threatened action or proceeding in connection therewith, (ii) any breach, or alleged breach claimed by a third party, or other failure to perform or threatened failure to perform, of any covenant or agreement of the Buyer contained herein or in any Ancillary Document and any actual, or threatened action or proceeding by a third party, in connection therewith, (iii) the Assumed Liabilities, (iv) Buyer’s use or misuse of the premises specified in the Maryland Use and Occupancy Agreement, other than with respect to legal fees and expenses relating to Buyer’s right to use and occupy such premises which are not subject to indemnification under this clause (iv),  and (v) the operation of the Business after the Closing including, without limitation, in respect of the Assumed Liabilities. The party or parties being indemnified are referred to herein as the “Indemnitee” and the indemnifying party is referred to herein as the “Indemnitor”.

Section 4.2.

Indemnification Procedure.

(a)

Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party’s right to indemnification hereunder except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee’s failure to give such notice and then only to the extent of such prejudice.  In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (“Notice”) to the Indemnitor stating the nature and basis of such claim.  In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee’s delay in giving such notice and then only to the extent of such prejudice.

(b)

In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise.  In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim.  The Indemnitor shall, within twenty (20) days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim.  If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within twenty (20) days after receipt of the Notice of the Indemnitor’s election to defend such claim; (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor and any of such defenses are, or in the reasonable opinion of the Indemnitee may be, unavailable or materially adversely affected if the Indemnitor directs the defense of such action on behalf of the Indemnitee; or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor’s defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall defend against such claim and may settle such claim without the consent of the Indemnitor, and Indemnitor may not challenge the reasonableness of any such settlement.  Subject to the limitations and other provisions of Article X and this Article XI, the expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor and the Indemnitor shall pay the Indemnitee, in immediately available funds as such Losses are incurred.  Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith.  In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, subject to the limitations and other provisions of Article X and this Article XI, the Indemnitor shall within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount payable to the Indemnitee the amount of such Losses.  Anything in this Article XI to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee, which restricts the Indemnitee’s ability to conduct its business and as a result would have a material adverse effect on the Indemnitee, or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

Section 4.3.

Limitation on Indemnification Liabilities.

(a)

No claim for indemnification under Section 11.01(a) may be brought or maintained by the Buyer unless and until the aggregate dollar amount of all Losses sought by the Buyer to be indemnified against under such aforesaid Section equals or exceeds $25,000 (the “Threshold Amount”), in which event the Sellers and MHN shall be responsible for, and shall hold the Buyer harmless from, any and all such Losses; provided, further, however, that the maximum liability that the Sellers and MHN may have with respect to claims for indemnification under Section 11.01(a) will be the amount of the Cash Purchase Price, other than with respect to matters involving (i) fraud, willful misconduct or bad faith, (ii) Taxes, (iii) accounts payable, and (iv) the Excluded Liabilities (it being understood that in no event shall either the minimum or maximum amounts apply with respect to Losses related to such matters); provided, however, that no claim for indemnification under Section 11.01(a) may be brought or maintained by the Buyer with respect to accounts payable that are in excess of the accounts payable set forth on Schedule 2.03 which are Assumed Liabilities unless and until the Buyer has paid accounts payable of the Business equal to or in excess of $800,000.  No claim for indemnification under Section 11.01(b) may be brought or maintained by the Sellers or MHN unless and until the aggregate dollar amount of all Losses sought by the Sellers and MHN to be indemnified against under such aforesaid Section equals or exceeds the Threshold Amount, in which event the Buyer shall be responsible for, and shall hold the Sellers and MHN harmless from, any and all such Losses; provided, further, however, that the maximum liability that the Buyer may have with respect to claims for indemnification under Section 11.01(b) will be the amount of the Cash Purchase Price, other than with respect to matters involving fraud, willful misconduct or bad faith (it being understood that in no event shall either the minimum or maximum amounts apply with respect to Losses related to such matters).

(b)

The amount of any Loss for which indemnification is provided under Section 11.01(a) or Section 11.01(b) shall be net of any amounts actually recovered by the respective Indemnitees under insurance policies with respect to such Loss.

(c)

Absent fraud, willful misconduct and bad faith, notwithstanding anything to the contrary contained in this Agreement, after the Closing, to the extent permitted by Law, the indemnities set forth in this Article XI shall be the exclusive remedies of the parties hereto for any misrepresentation, breach of warranty or nonfulfillment of, or failure to perform, any covenant or agreement contained in this Agreement; provided, however, that the parties hereto agree and acknowledge that money damages may not be a sufficient remedy for a breach of the covenants of this Agreement to be performed by the parties hereto subsequent to the Closing, and that each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

ARTICLE V.
TERMINATION

Section 5.1.

Right to Terminate.  Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

(a)

by mutual consent of the Buyer, on the one hand, and the Sellers and MHN, on the other hand;

(b)

by the Buyer, on the one hand, or the Sellers and MHN, on the other hand, if the Closing shall not have occurred by November 14, 2003, provided, however, that the right to terminate this Agreement under this Section 12.01 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c)

by the Buyer, on the one hand, or the Sellers and MHN, on the other hand, if a court or other tribunal of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)

by the Sellers and MHN if the Buyer (i) breaches its representations and warranties in any material respect, or (ii) fails to comply in any material respect with any of its covenants or agreements contained herein; or

(e)

by the Buyer if the Sellers and MHN (i) breach their representations and warranties in any material respect, or (ii) fail to comply in any material respect with any of its covenants or agreements contained herein.

Section 5.2.

Obligations to Cease.  Subject to the next succeeding sentence, in the event that this Agreement shall be terminated pursuant to Section 12.01, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except for (a) the obligations with respect to confidentiality contained in Section 6.06 and (b) the obligations with respect to costs contained in Section 14.02, provided, however, that in the event of a termination of this Agreement by reason of clause (e) of Section 12.01 and the Buyer is then (but for the Sellers’ and MHN’s breach or failure to comply) able and willing to consummate the transactions contemplated by this Agreement, the Sellers and MHN shall promptly pay the Buyer a fee equal to $100,000 in immediately available funds to an account designated by the Buyer and shall repay in full the principal amount, accrued interest and other amounts outstanding under the Advance and any other amounts advanced by the Buyer to MetCare Buffalo pursuant to this Agreement or otherwise, and provided further, however, that in the event of a termination of this Agreement by reason of clause (d) of Section 12.01 and the Sellers and MHN are then (but for the Buyer’s breach or failure to comply) able and willing to consummate the transactions contemplated by this Agreement, the Advance and any other amounts advanced by the Buyer to MetCare Buffalo pursuant to this Agreement or otherwise shall be forgiven.  If the Sellers and MHN fail to promptly make any such payment to the Buyer and the Buyer commences a suit to collect such payment, the Sellers and MHN shall, jointly and severally, indemnify the Buyer for its fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate of Citibank, N.A. (or its successors or assigns) in effect on the date the payment was originally payable plus 3% per annum.

ARTICLE VI.
OBLIGATIONS AND RIGHTS AFTER THE CLOSING

Section 6.1.

Tax Returns; Tax Periods Ending on or Before the Closing Date.  Each Seller shall prepare or cause to be prepared and file or cause to be filed (at its expense) its Tax Returns with respect to the Business and Assets for all periods ending on or prior to the Closing which are to be filed after the Closing.  Such Tax Returns shall be prepared in a manner consistent with the Tax Returns (including amended Tax Returns) of the respective Seller filed on or prior to the Closing for prior fiscal periods.  Each Seller shall pay, or cause to be paid, all Taxes shown as due (or required to be shown as due) on such Tax Returns.

Section 6.2.

Employees and Employee Benefits.  The Sellers shall be solely responsible for the satisfaction of all claims for benefits brought by or in respect of any person who was an employee of the Sellers or who performed services prior to the Closing under any Plan or any government-mandated benefits (worker’s compensation and unemployment compensation) or otherwise, which claims are based on occurrences prior to the Closing, or as a result of the transactions contemplated herein, regardless of when notices of such claims were filed.

Section 6.3.

Tax Audits.  Each party shall have the right, at its own expense, to control any audit or determination by any Governmental Authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which that party is charged with responsibility for filing a Tax Return under this Agreement (collectively, “Tax Actions”); provided, however, that the Sellers and MHN, on the one hand, and the Buyer, on the other hand, shall not have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other without such other party’s written consent, which consent shall not be unreasonably withheld, and provided, further, that the Buyer shall have the right, at the expense of the Sellers and MHN, to assume Tax Actions in the event the Sellers shall fail to take Tax Actions reasonably available to them.  The Sellers and MHN shall notify the Buyer, and the Buyer shall notify the Sellers and MHN, as the case may be, if any taxing authority shall, upon audit or otherwise, propose in writing an adjustment to tax items which could give rise to a claim against or by the Buyer.

Section 6.4.

Further Assurances and Cooperation.  Subject to the terms and conditions hereof, the Sellers and MHN agree that after the Closing they each will execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to consummate the transactions contemplated hereby.  Each of the parties hereto shall provide the other parties with such assistance and information as may reasonably be requested by any of them in connection with the transactions contemplated by this Agreement (including in connection with any claim arising under this Agreement), at the sole cost and expense of the requesting party.  The Sellers shall obtain, on or prior to the 30th day after the Closing Date, consents of all applicable landlord’s and sublessor’s to the execution, delivery and effectiveness of the Ormond Beach Sublease Agreement and the Hub Sublease Agreement.

Section 6.5.

Change of Name.  As soon as practicable after the termination of each Administrative Services Agreement being entered into on the date hereof among the Sellers and the Buyer (such termination date being referred to as the “Licensing Date”) (but in any event within ten (10) days of the Licensing Date, the Seller(s) party to such terminated Administrative Services Agreement shall (and MHN shall cause such Seller(s) to) change their corporate names thereafter to new names bearing no resemblance to their present names and which will not interfere in any jurisdiction with the use by the Buyer (either alone or in conjunction with other words) of all or any part of such names.  From and after the Licensing Date, the Sellers shall (and MHN shall cause the Sellers to) cease and desist from using their present names (or words resembling or likely to be confused with their present names) in the conduct of business, or otherwise, and shall execute or obtain such consents and documents as the Buyer may reasonably require in order to enable the Buyer to use such names as it may desire.

Section 6.6.

Right of First Refusal.  MHN agrees that if, during the three (3) years following the Closing, it or any of its subsidiaries or Affiliates proposes to provide, directly or indirectly, pharmacy services (whether at any fixed location, by mail-order, through the internet or otherwise) to any patient base of MHN or any of its subsidiaries or Affiliates, MHN shall provide written notice to Buyer of such and allow the Buyer to provide such pharmacy services on customary and mutually acceptable terms and conditions and the Buyer shall have the right of first refusal to provide such pharmacy services (provided that any exercise of this right of first refusal shall be conditioned upon the Buyer not then being in violation in any material respect of any municipal, state, or federal licensing law, or any contractual arrangement with pharmaceutical vendors); provided, however, if the Buyer has not notified MHN in writing within thirty days, from its receipt of notice from MHN, of its desire to provide such pharmacy services to MHN or any of its subsidiaries or Affiliates (or has not entered into an contract with MHN within a period of sixty days thereafter or such shorter period as set forth in an applicable RFP (but not less than thirty days), MHN shall be free to enter into such an agreement with a third-party at any time within the next 90 days on terms and conditions no more favorable to such third-party than those set forth in the notice provided to Buyer by MHN.

Section 6.7.

Covenant Not to Compete.

(a)

The Sellers and MHN hereby, jointly and severally, covenant and agree with Buyer that, during the three (3) years following the Closing, neither any Seller nor MHN or any of their respective subsidiaries and Affiliates shall, directly or indirectly, (i) acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any pharmaceutical operation or business which provides any goods or services competitive with the goods and services provided by the Buyer after the Closing; (ii) solicit for employment or employ any person who at Closing or thereafter became an employee of the Buyer or any of its subsidiaries or Affiliates; or (iii) with respect to any customer, patient, physician, physician group, or healthcare provider with whom the Buyer or any of its subsidiaries or Affiliates contracts with or serves in connection with the Business subsequent to Closing, or any potential customer with whom the Buyer or any of its subsidiaries or Affiliate may reasonably be expected to contract with or service in connection with the Business, either solicit the same in a manner which could adversely affect the Buyer or any of its subsidiaries or Affiliates or make statements to the same which disparage the Buyer, any of its subsidiaries or Affiliates, the Business or their respective operations in anyway.

(b)

In the event of a breach of this Section 13.07, the Sellers and MHN recognize that monetary damages shall be inadequate to compensate the Buyer and the Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys fees) of securing such injunction to be jointly and severally borne by the Sellers and MHN.  Nothing contained herein shall be construed as prohibiting the Buyer from pursuing any other remedy available to it for such breach or threatened breach.

All parties hereby acknowledge the necessity of protection against the competition of the Sellers and MHN and that the nature and scope of such protection has been carefully considered by the parties.  The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary.  The consideration provided for herein is deemed to be sufficient and adequate to compensate the Sellers and MHN for agreeing to the restrictions contained in this Section 13.07.  If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

SECTION 13.08.

Receivables. All revenues of the Business (other than with respect to Excluded Assets) following the Closing shall belong to and shall be the sole and exclusive property of Buyer.  On or prior to the Closing Date, the Sellers shall deliver irrevocable instructions to each banking or depository institution in which an account is maintained by the Sellers (such accounts, collectively, the “Lockboxes”), effective upon the Closing, to promptly deliver all monies, received in such Lockboxes on after the Closing (other than monies received in such Lockboxes from MHN or the Sellers), to such account(s) designated in writing by the Buyer (the “Instruction Letter”), and the Sellers shall not open or maintain any other deposit account, lockbox or similar accounts or request or require any Receivables payor (other than with respect to Excluded Assets) to make payment to anyone or any account other than the Lockboxes or the Buyer. If requested by the Buyer, on or after the Closing, the Seller shall promptly notify each Receivable payor (other than with respect to Excluded Assets) to pay to the Buyer such Receivable.  The Sellers shall as promptly as practicable deliver, transfer and assign to Buyer, without additional consideration, any cash, cash equivalents or property relating to the operation or ownership of the Business or the Assets after the Closing which are received by the Sellers (other than with respect to Excluded Assets).  On and after the Closing, Buyer shall have the right and authority to endorse without recourse the name of the Sellers on any check or any other evidence of indebtedness received by Buyer on account of the operation or ownership of the Business (other than with respect to Excluded Assets) or the Assets after the Closing.  The Sellers shall not take any action, directly or indirectly, with the effect of discouraging any Receivable payor from paying such Receivable to the Buyer.

SECTION 13.09.

Equipment ; Infusion .  The Buyer, the Sellers and MHN shall enter into a mutually acceptable sub-lease agreement relating to the equipment identified on the attachment to Schedule 2.03 as promptly as practicable after the Closing Date.  The Sellers shall prepare and deliver to the Buyer a draft of such sub-lease agreement within seven (7) business days following the Closing.  The Buyer and the Sellers shall enter into a mutually acceptable Humana Infusion Management Agreement as promptly as practicable after the Closing Date.

SECTION 13.10.

Recognition Agreements.  MHN and the Sellers shall use their best efforts to deliver to the Buyer within thirty (3 0 ) days following the Closing, Non-disturbance, recognition and attornment agreements in the form attached hereto as Exhibit H with respect to the premises the subject of HUB Sublease I and Hub Sublease II, 1515 Blondell Avenue, Bronx, New York and 1200 Granada Boulevard, Ormond Beach, Florida.

ARTICLE VII.
MISCELLANEOUS

Section 7.1.

Publicity.  Each of the Sellers, MHN and the Buyer agrees not to issue any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld or delayed); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Authority or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transactions contemplated hereby (after consulting with the other parties hereto at least one (1) business day prior to furnishing such information or issuing such announcement, press release or public statement) if required by Law.

Section 7.2.

Costs.  Except as expressly provided herein, the Buyer, the Sellers and MHN shall pay their own costs and expenses, including any accounting fees, legal fees, brokerage fees, commissions or finder’s fees incurred by such party, in connection with the negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.  Notwithstanding the foregoing, in the event any party incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party shall be entitled.

Section 7.3.

Headings.  Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

Section 7.4.

Notices.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Sellers or MHN, to:

Metropolitan Health Networks, Inc.

250 Australian Ave. South

Suite 400

West Palm Beach, FL 33401

Attention: Chief Executive Officer

Fax: (561) 805-8530

with a copy to:

Joel D. Mayersohn, Esq.

Adorno & Yoss, P.A.

350 East Las Olas Boulevard

Suite 1700

Fort Lauderdale, Florida 33301

Fax: (954) 766-7800

If to the Buyer, to:

MetCare RX Pharmaceutical Services Group, LLC

444 Madison Avenue

30th floor

New York, NY 10022

Attention: Elliott H. Vernon, Esq.

Fax: (732) 530-1298

with a copy to each of:

Elliott H. Vernon, Esq.

PO Box 757

Rumson, NJ 07760

Fax: (732) 530-1298 and (212) 983-2379

Scott M. Zimmerman, Esq.

Swidler Berlin Shereff Friedman, LLP

The Chrysler Building

405 Lexington Avenue

New York, New York  10174

Fax:  (212) 891-9598

Section 7.5.

Assignment and Successors.  Prior to the Closing, none of the parties hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto.  At or after the Closing, the Buyer may assign its rights under this Agreement to its lenders as security for its obligations.  Notwithstanding the foregoing, at any time prior to, at or after the Closing, the Buyer may assign its rights, but may not delegate its duties, hereunder to any subsidiary or Affiliate.

Section 7.6.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

Section 7.7.

Governing Law; Forum; Process.  This Agreement shall be construed in accordance with, and governed by, the Laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of Law.  Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts).  Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.8.

Entire Agreement.  This Agreement, including the exhibits and schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Sellers and/or MHN and the Buyer relating to the transactions contemplated herein.

Section 7.9.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 7.10.

Severability.  In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 7.11.

No Prejudice.  This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

Section 7.12.

Parties in Interest.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

Section 7.13.

Amendment and Modification.  This Agreement may be amended or modified only by written agreement executed by all of the parties hereto.

Section 7.14.

Knowledge.

References herein to the knowledge of a Seller or MHN shall mean the best of the knowledge of such company and, after due inquiry, of every officer, and significant employee of such company.

Section 7.15.

Transition Services.  For so long as necessary as reasonably determined by the Buyer, the Sellers shall allow the Buyer to use its facilities, equipment and other assets, including, without limitation, (a) access to, and use of, any and all computer hardware and software used by the Sellers (including (i) accounting, (ii) email and data base capabilities, and (iii) other computer systems software and/or hardware used by the Sellers in managing and operating their business prior to the Closing), and (b) access to and use of the telephones and telephone extensions located in the Seller’s facilities.  The Buyer shall be responsible for the direct costs associated with its use of such facilities, equipment and assets as the Buyer and the Sellers shall mutually determine in good faith.

{206606.0062/N0447024_1}

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

METCARE RX PHARMACEUTICAL SERVICES GROUP, LLC

By: _________________________________________

Name:

Title:

METROPOLITAN HEALTH NETWORKS, INC.

By: _________________________________________

Name:

Title:

METCARE PHARMACY GROUP, INC.

By: _________________________________________

Name:

Title:

METCARE RX (FL), INC.

By: _________________________________________

Name:

Title:

BEN-TAL PHARMACY SERVICES, INC.

By: _________________________________________

Name:

Title:

METCARE RX, INC. (MD)

By: _________________________________________

Name:

Title:

METCARE RX BUFFALO, INC.

By: _________________________________________

Name:

Title:

{206606.0062/N0447024_1}

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